As filed with the Securities and Exchange Commission on April 15, 2010

Registration No. 333-33362

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
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POST-EFFECTIVE AMENDMENT NO. 10
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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Merrill Lynch, Pierce, Fenner & Smith Incorporated
Initial Depositor
(Exact name of registrant as specified in its charter)
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Semiconductor HOLDRSSM Trust
[Issuer with respect to the receipts]

Delaware	6211	13-5674085
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

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One Bryant Park
New York, New York 10036
(212) 449-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
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Copies to:

Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, New York 10036
(212) 449-1000
Attn:  Corporate Secretary
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Andrew B. Jánszky, Esq. Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022 (212) 848-4000

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

PROSPECTUS

1,000,000,000 Depositary Receipts
Semiconductor HOLDRSSM Trust

The Semiconductor HOLDRSSM  trust issues Depositary Receipts called Semiconductor HOLDRSSM representing your undivided beneficial ownership in the U.S.-traded common stock of a group of specified companies that, among other things, develop, manufacture and market integrated circuitry and other products known as semiconductors, which allow for increased speed and functionality in components used in computers and other electronic devices.  The Bank of New York Mellon is the trustee.  You only may acquire, hold or transfer Semiconductor HOLDRSSM in a round-lot amount of 100 Semiconductor HOLDRSSM or round-lot multiples.  Semiconductor HOLDRSSM are separate from the underlying deposited common stock that are represented by the Semiconductor HOLDRSSM.  For a list of the names and the number of shares of the companies that make up a Semiconductor HOLDRSM, see “Highlights of Semiconductor HOLDRS—The Semiconductor HOLDRS” in this prospectus.  The Semiconductor HOLDRSSM trust will issue Semiconductor HOLDRSSM on a continuous basis.

Investing in Semiconductor HOLDRSSM involves significant risks.  See “Risk Factors” starting on page 4.

Semiconductor HOLDRSSM are neither interests in nor obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of its affiliates.  Semiconductor HOLDRSSM are not interests in The Bank of New York Mellon, as trustee.  Please see “Description of the Depositary Trust Agreement” in this prospectus for a more complete description of the duties and responsibilities of the trustee, including the obligation of the trustee to act without negligence or bad faith.

The Semiconductor HOLDRSSM are listed on the New York Stock Exchange under the symbol “SMH.”  On April 5, 2010, the last reported sale price of Semiconductor HOLDRSSM on the New York Stock Exchange was $28.58.
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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.
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The date of this prospectus is April 15, 2010.

“HOLDRS” and “HOLding Company Depositary ReceiptS” are service marks of Bank of America Corporation.

Table of Contents

Page

SUMMARY	3
RISK FACTORS	4
HIGHLIGHTS OF SEMICONDUCTOR HOLDRS	10
THE TRUST	18
DESCRIPTION OF SEMICONDUCTOR HOLDRS	18
DESCRIPTION OF THE UNDERLYING SECURITIES	20
DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT	22
U.S. FEDERAL INCOME TAX CONSEQUENCES	26
ERISA CONSIDERATIONS	31
PLAN OF DISTRIBUTION	31
LEGAL MATTERS	31
WHERE YOU CAN FIND MORE INFORMATION	32

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This prospectus contains information you should consider when making your investment decision.  With respect to information about Semiconductor HOLDRS, you should rely only on the information contained in this prospectus.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell Semiconductor HOLDRS in any jurisdiction where the offer or sale is not permitted.

The Semiconductor HOLDRS are not registered for public sale outside of the United States.  Non-U.S. receipt holders should refer to “U.S. Federal Income Tax Consequences — Non-U.S. receipt holders” and we recommend that non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the Semiconductor HOLDRS or of the underlying securities through an investment in the Semiconductor HOLDRS.

  SUMMARY

The Semiconductor HOLding Company Depositary ReceiptS or HOLDRS Trust was formed under the depositary trust agreement, dated as of April 24, 2000, among The Bank of New York Mellon, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Semiconductor HOLDRS.  The depositary trust agreement was amended on November 22, 2000.  The trust is not a registered investment company under the Investment Company Act of 1940.

The number of shares of each company’s common stock currently held by the trust with respect to each round-lot of Semiconductor HOLDRS is specified under “Highlights of Semiconductor HOLDRS — The Semiconductor HOLDRS.”  This group of common stock, and the securities of any company that may be added to Semiconductor HOLDRS, are collectively referred to in this prospectus as the common stock, the securities or the underlying securities.  The companies included in Semiconductor HOLDRS may change as a result of reconstitution events, distributions of securities by underlying issuers or other events.  See “Description of the Depositary Trust Agreement—Reconstitution events” for an explanation of these events.  The Semiconductor HOLDRS are separate from the deposited underlying securities that are represented by the Semiconductor HOLDRS.  On April 5, 2010 there were  25,954,300 Semiconductor HOLDRS outstanding.

RISK FACTORS

An investment in Semiconductor HOLDRS involves risks similar to investing directly in each of the underlying securities outside of the Semiconductor HOLDRS, including the risks associated with a concentrated investment in semiconductor companies.

General Risk Factors

•
Loss of investment.  Because the value of Semiconductor HOLDRS directly relates to the value of the underlying securities, you may lose all or a substantial portion of your investment in the Semiconductor HOLDRS if the underlying securities decline in value.

•	Discount trading price. Semiconductor HOLDRS may trade at a discount to the aggregate value of the underlying securities.

•
Ownership of only fractional shares in the underlying securities.  As a result of distributions of securities by companies included in the Semiconductor HOLDRS or other corporate events, such as mergers, a Semiconductor HOLDR may represent an interest in a fractional share of an underlying security.  You will only be entitled to voting, distribution and other beneficial ownership rights in the underlying securities in which you own only fractional shares to the extent that the depositary aggregates your fractional shares with the other fractional shares of such underlying securities included in the Semiconductor HOLDRS and passes on beneficial ownership rights, including distribution and voting rights, to you based on your proportional, fractional shares in the underlying securities.  In addition, if you surrender your Semiconductor HOLDRS to receive the underlying securities you will receive cash in lieu of your fractional shares.  You will not be entitled to any securities if your interest in an underlying security is only a fraction of a share.

•
Not necessarily representative of the semiconductor industry.  At the time of the initial offering on May 4, 2000, the companies included in the Semiconductor HOLDRS were generally considered to be involved in various aspects of the semiconductor industry; however, since the time of the initial offering, the companies included in the Semiconductor HOLDRS may not be involved in the semiconductor industry.  In this case, the Semiconductor HOLDRS may not consist of securities issued only by companies in the semiconductor industry.  In addition, the market price of the underlying securities and the Semiconductor HOLDRS may not necessarily follow the price movements of the entire semiconductor industry generally.  If the underlying securities decline in value, your investment in the Semiconductor HOLDRS will decline in value even if common stock prices of companies involved in the semiconductor industry generally increase in value.

•
Not necessarily comprised of solely semiconductor companies.  As a result of distributions of securities by companies included in the Semiconductor HOLDRS or other corporate events, such as mergers, securities of companies that are not currently included in the Semiconductor HOLDRS and that are not involved in the semiconductor industry may be included in the Semiconductor HOLDRS.  The securities of a new company will only be distributed from the Semiconductor HOLDRS if the securities have a different Standard & Poor’s Corporation (“Standard & Poor’s”) sector classification than any of the underlying issuers included in the Semiconductor HOLDRS at the time of the distribution or the corporate event or if the securities are not listed for trading on a U.S. national securities exchange.  As of January 2, 2002, Standard & Poor’s Corporation sector classifications are based upon the Standard & Poor’s Global Industry Classification Standard (“GICS”) sectors.  As there are only 10 broadly defined GICS sector classifications, the use of GICS sectors to determine whether a new company will be included in, or whether the securities of a new company are distributed from, the Semiconductor HOLDRS provides no assurance that each new company included in the Semiconductor HOLDRS will be involved in the semiconductor industry.  Currently, the underlying securities included in the Semiconductor HOLDRS are represented in the Information Technology GICS sector.  As each Standard & Poor’s GICS sector is defined very broadly, the securities of a new company could have the same GICS sector classification as a company currently included in the Semiconductor HOLDRS, and yet not be involved in the semiconductor industry.  In addition, the GICS sector classifications of securities included in the Semiconductor HOLDRS may change over time if the companies that issued these securities change their focus of operations resulting in a change to a GICS sector classification or if Standard & Poor’s alters the criteria it uses to determine GICS sectors, or both.  Therefore, additional GICS sectors may be represented in the Semiconductor HOLDRS, which may also result in the inclusion in the Semiconductor HOLDRS of the securities of a new company that is not involved in the semiconductor industry.

•
No investigation of underlying securities.  The underlying securities initially included in the Semiconductor HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of the issuers and the market liquidity of common stock in the semiconductor industry, without regard for the value, price performance, volatility or investment merit of the underlying securities.  Consequently, the Semiconductor HOLDRS Trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and each of their respective affiliates have not performed, and will not in the future perform, any investigation or review of the selected companies, including the public filings by the companies.  Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their respective affiliates.

•
Loss of diversification.  As a result of industry developments, reorganizations or market fluctuations affecting issuers of the underlying securities, Semiconductor HOLDRS may not necessarily be a diversified investment in the semiconductor industry.  In addition, reconstitution events, distributions of securities by an underlying issuer or other events, which may result in distributions of securities from, or the inclusion of additional securities in, the Semiconductor HOLDRS, may also reduce diversification.  As a result, Semiconductor HOLDRS may represent a concentrated investment in one or more of the underlying securities, which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

•
Conflicting investment choices.  In order to sell one or more of the underlying securities individually, participate in a tender offer relating to one or more of the underlying securities, or participate in any form of stock repurchase program by an issuer of an underlying security, you will be required to cancel your Semiconductor HOLDRS and receive delivery of each of the underlying securities, including those underlying securities that you may not want to sell or are not subject to a tender offer or repurchase offer.  The cancellation of your Semiconductor HOLDRS will allow you to sell individual underlying securities or to deliver individual underlying securities in a tender offer or any form of stock repurchase program.  The cancellation of Semiconductor HOLDRS will involve payment of a cancellation fee to the trustee.

•
Trading halts.  Trading in Semiconductor HOLDRS on the NYSE Arca may be halted if (i) the Semiconductor HOLDRS has fewer than the required number of record and/or beneficial holders for 30 or more consecutive trading days; (ii) the number of Semiconductor HOLDRS issued and outstanding falls below levels prescribed by the NYSE Arca; (iii) the market value of all Semiconductor HOLDRS issued and outstanding falls below levels prescribed by the NYSE Arca; or (iv) any other event shall occur or conditions exists which, in the opinion of the NYSE Arca, makes further listing of the Semiconductor HOLDRS on the NYSE Arca inadvisable.  If trading is halted in Semiconductor HOLDRS, you will not be able to trade Semiconductor HOLDRS and you will only be able to trade the underlying securities if you cancel your Semiconductor HOLDRS and receive each of the underlying securities.

•
Delisting from the NYSE Arca.  The NYSE Arca may consider delisting the Semiconductor HOLDRS if (i) the Semiconductor HOLDRS has fewer than the required number of record and/or beneficial holders for 30 or more consecutive trading days; (ii) the number of Semiconductor HOLDRS issued and outstanding falls below levels prescribed by the NYSE Arca; (iii) the market value of all Semiconductor HOLDRS issued and outstanding falls below levels prescribed by the NYSE Arca; or (iv) any other event shall occur or conditions exists which, in the opinion of the NYSE Arca, makes further dealings on the NYSE Arca inadvisable.  If the Semiconductor HOLDRS are delisted by the NYSE Arca, a termination event will result unless the Semiconductor HOLDRS are listed for trading on another U.S. national securities exchange within five business days from the date the Semiconductor HOLDRS are delisted.

•
Possible conflicts of interest.  Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, selected the underlying securities that were originally included in Semiconductor HOLDRS and may face possible conflicts of interest as Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates may engage in investment banking or may provide other services for issuers of the underlying securities in connection with its business.

•
Delays in distributions.  The depositary trust agreement provides that the trustee will use its reasonable efforts to distribute any cash or other distributions paid in respect of the underlying securities to you as soon as practicable after receipt of such distribution.  You may, however, receive such cash or other distributions later than you would if you owned the underlying securities outside of the Semiconductor HOLDRS.  In addition, you will not be entitled to any interest on any distribution by reason of any delay in distribution by the depositary.

Risk Factors Specific to Companies Involved in the Semiconductor Business

•
The stock prices of companies in the semiconductor industry have been and will likely continue to be volatile, which will directly affect the price volatility of the Semiconductor HOLDRS, and you could lose all or a substantial part of your investment.  The trading prices of the common stocks of semiconductor companies included in the Semiconductor HOLDRS have been volatile.  Semiconductor companies’ stock prices could be subject to wide fluctuations in response to a variety of factors, including the following:

▪	general market fluctuations;

▪	actual or anticipated variations in companies’ quarterly operating results;

▪	announcements of technological innovations or new services by the competitors of the companies included in the Semiconductor HOLDRS;

▪	announcements by semiconductor companies or their competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

▪	failure to integrate or realize projected benefits from acquisitions;

▪	manufacturing yields;

▪	changes in government regulations;

▪	changes in financial estimates by securities analysts;

▪	additions or departures of key personnel;

▪	fluctuations in quarterly and annual operating results; and

▪	difficulty in obtaining additional financing.

In addition, the trading prices of semiconductor stocks in general have experienced price and volume fluctuations.  These fluctuations often have been and may in the future be unrelated or disproportionate to the operating performance of these companies.  The valuations of many semiconductor stocks are high when measured by conventional valuation standards such as price to earnings and price to sales ratios.  Some of the companies do not, or in the future might not, have earnings.  As a result, these trading prices may decline substantially and valuations may not be sustained.  Any negative change in the public’s perception of the prospects of semiconductor companies, generally, could depress the stock prices of a semiconductor company regardless of semiconductor companies’ results.  Other broad market and industry factors may decrease the stock price of semiconductor stocks, regardless of their operating results.  Market fluctuations, as well as general political and economic conditions such as recession, war or interest rate or currency rate fluctuations, also may decrease the market price of semiconductor stocks.  For example, there can be no assurance that any future terrorist attacks or other acts of war will not have a negative effect on the market price of semiconductor stocks.

As a result of fluctuations in the trading prices of the companies included in the Semiconductor HOLDRS, the trading price of Semiconductor HOLDRS has fluctuated significantly.  The initial offering price of Semiconductor HOLDR, on May 4, 2000, was $93.32 and during 2009, the price of a Semiconductor HOLDR reached a high of $28.33 and a low of $15.65.

•
Reduced demand for end-user products, underutilization of manufacturing capacity, and other factors could adversely impact the operating results of companies whose common stocks are included in the Semiconductor HOLDRS.  During the 1990s and continuing into 2000, the semiconductor industry enjoyed unprecedented growth, benefiting from the rapid expansion of the Internet and other computing and communications technologies.  Many of the companies whose common stocks are included in the Semiconductor HOLDRS were adversely affected by a general economic slowdown and an abrupt decline in demand for many of the end-user products that incorporate their semiconductor devices.  There can be no assurance that this reduction in demand for end-user products will not continue in the future.

•
Companies whose common stocks are included in the Semiconductor HOLDRS may need additional financing, which may be difficult to obtain.  Failure to obtain necessary financing or doing so on unattractive terms could adversely affect development and marketing efforts and other operations of companies whose common stocks are included in the Semiconductor HOLDRS.  Companies whose common stocks are included in the Semiconductor HOLDRS may need to raise additional capital in order to fund the continued development and marketing of their products or to fund strategic acquisitions or investments.  Their ability to obtain additional financing will depend on a number of factors, including market conditions, operating performance and investor interest.  These factors may make the timing, amount, terms and conditions of any financing unattractive.  If adequate funds are not available or are not available on acceptable terms, companies whose common stocks are included in the Semiconductor HOLDRS may have to forego strategic acquisitions or investments, reduce or defer their development activities, delay their introduction of new products and services or terminate their operations completely.  Any of these actions may reduce the market price of stocks in the semiconductor business.

•
Many semiconductor companies may not successfully introduce new products, develop and maintain a loyal customer base or achieve general market acceptance for their products, and failure to do so could have a material adverse effect on their business, results of operations and financial condition.  The ability to maintain or increase market share depends on timely introduction and market acceptance of new products offered by semiconductor companies.  The equipment manufacturing, data communications and storage, and telecommunications markets which semiconductor companies serve are characterized by rapidly changing technology, evolving industry standards and practices, frequent new product and service introductions and enhancements, pricing pressure and changing customer demands.  It is necessary for semiconductor companies to adapt to rapidly changing technologies, adapt their services to evolving industry standards and to continually improve the price, performance, features and reliability of their products.  They must quickly develop, introduce and deliver their products, or incur the risk that their competitors will introduce the same or similar products, or products which could make their products obsolete.  In addition, the widespread adoption of new technologies could require substantial expenditures to modify or adapt the existing products offered by many semiconductor companies.  New product research and development may be costly and time-consuming.

•
Some of the companies involved in the semiconductor industry are also engaged in other lines of business unrelated to the semiconductor business, and they may experience problems with these lines of business, which could adversely affect their operating results.  Some of the companies which comprise the Semiconductor HOLDRS have lines of business that do not relate to the semiconductor business and which may present additional risks not mentioned in this prospectus.  The operating results of these semiconductor companies may fluctuate as a result of these additional risks and events in the industries of these other lines of business.  Despite a company’s possible success in the semiconductor business, there can be no assurance that the other lines of business in which these companies are engaged will not have an adverse effect on a company’s business or financial condition.

•	The semiconductor industry is highly cyclical, which may cause the operating results of many semiconductor companies to vary significantly. The semiconductor industry is highly cyclical and has been subject to significant economic downturns at various times.  These downturns are typically characterized by diminished product demand, production overcapacity, accelerated decline of average selling prices and reduced revenues.  In addition, many semiconductor companies’ operating results have been harmed in the past by industry-wide fluctuations in demand for semiconductors, resulting in under-utilization of companies’ manufacturing capacity.  Semiconductor companies’ revenues depend in large part on the continued growth of various electronics industries that use semiconductors, and can fluctuate dramatically depending on the supply and demand balance within the industry.  Semiconductor companies’ business could be harmed in the future by cyclical conditions in the semiconductor industry or by slower growth in any of the markets for semiconductor products.

•
Many semiconductor companies have created new technologies for the semiconductor industry and currently rely on a limited number of customers as purchasers of their products and services.  If new customers do not adopt these technologies for use in their systems, the operating results and financial condition of these semiconductor companies may be adversely affected.  In addition, many semiconductor products are marketed to equipment manufacturers who may be reluctant to change suppliers and incorporate different technologies into their products due to the significant costs associated with qualifying a new supplier.  As a result, semiconductor companies may experience barriers to future sales opportunities.

•
Many semiconductor companies rely on a single supplier or a limited number of suppliers for the parts and raw materials used in their products, and if quality parts and materials are not delivered by the suppliers on a timely basis, these companies will not be able to manufacture and deliver their products on a timely schedule which could adversely affect their financial condition.  Reliance on a single supplier or limited number of suppliers subjects many semiconductor companies to risks of delivery delays, price increases, receipt of non-conforming or poor quality components and inability to obtain long-term supplies of components.  Any reduction or interruption in these third parties’ supply or manufacturing could adversely affect many semiconductor companies’ ability to deliver their products and meet customer needs, especially since many semiconductor companies do not maintain extensive inventories of parts and materials for manufacturing.  There can be no assurance that semiconductor companies will not encounter problems with suppliers which may result in harm to their reputation and adversely affect their operations and financial condition.

•
The manufacturing processes are highly complex, costly and potentially vulnerable to impurities and other disruptions that can significantly increase costs and delay product shipments to customers.  The manufacturing processes of many semiconductor companies are highly complex, require advanced and costly equipment, and are continuously being modified in an effort to improve yields and product performance.  Impurities or other difficulties in the manufacturing process can lower yields, interrupt production and result in loss of customers.  As system complexity has increased and technologies have become more advanced, manufacturing tolerances have been reduced and requirements for precision have become even more demanding.  There can be no assurance that semiconductor companies will not experience production difficulties that cause delivery delays and quality control problems.

•
The semiconductor industry is very competitive, and a semiconductor company’s failure to establish a customer base which uses its technologies would adversely affect its operating results.  Semiconductor access services can be based on several different technologies, and the competition among semiconductor companies to convince a provider to select its technology can be intense.  The semiconductor market is rapidly evolving, and it is likely that competitors will expand in existing technologies as well as continue to develop new technologies that compete with, or make obsolete, the existing technologies.  Failure to accurately identify emerging technological trends and demand for product features and performance characteristics could place a semiconductor company at a severe competitive disadvantage.  Many semiconductor companies face significant competition from other companies.  These companies may be better positioned to finance research and development activities, and they may have greater resources with which to acquire other companies in the industry.

•
Failure to integrate acquisitions could disrupt operations and prevent the realization of intended benefits.  Various semiconductor companies are active acquirers of other companies as part of their business plans. There can be no assurance that semiconductor companies will be able to integrate these acquired companies, which may result in failure to realize expected cost savings, increases in revenue and other projected benefits from such integration.  There can be no assurance that these companies will be able to develop the capabilities necessary to exploit newly acquired technologies.  There can also be no assurance that these companies will be able to attract and retain qualified personnel from acquired businesses or be successful in integrating such personnel.  Furthermore, semiconductor companies may suffer material adverse short and long-term effects on operating results and financial condition as a result of such acquisitions.

•
The international operations of many semiconductor companies expose them to risks associated with instability and changes in economic, legal and political conditions, foreign currency fluctuations, changes in foreign regulations and other risks inherent to international business.  Many semiconductor companies have international operations and derive substantial revenue from international sales.  The risks of international business that the companies are exposed to include the following:

▪	volatility in general economic, social and political conditions;

▪	the difficulty of enforcing intellectual property rights, agreements and collecting receivables through certain foreign legal systems;

▪	differing tax rates, tariffs, exchange controls or other similar restrictions;

▪	currency fluctuations;

▪
changes in, and compliance with, domestic and foreign laws and regulations which impose a range of restrictions on operations, trade practices, foreign trade and international investment decisions; and

▪	reduction in the number or capacity of qualified manufacturing subcontractors in international markets.

•
Inability to adequately protect proprietary rights may harm the competitive positions of many semiconductor companies.  Many semiconductor companies rely on a combination of copyrights, trademarks, service marks and trade secret law and contractual restrictions to establish and protect proprietary rights in their products and services.  There can be no assurance that these companies will be able to protect their intellectual property if they are unable to enforce their rights or if they do not detect unauthorized use of their intellectual property.  Furthermore, any steps taken to protect intellectual property may be inadequate, time consuming and expensive.  In addition, semiconductor companies may be subject to claims that their products and services infringe the intellectual property rights of others.  Patent disputes are possible and can preclude the successful introduction of new products and technologies.  Any claim, whether meritorious or not, could be time consuming, result in costly litigation, delay product or service introduction or require semiconductor companies to enter into royalty or licensing agreements.

•
Many semiconductor companies are dependent on their ability to continue to attract and retain highly skilled technical and managerial personnel to develop and generate their business.  The success of many semiconductor companies is highly dependent on the experience, abilities and continued services of key executive officers and key technical personnel.  If these companies lose the services of any of these officers or key technical personnel, their future success could be undermined.  Competition for personnel has been and may continue to be intense.  There is no certainty that any of these semiconductor companies will be able to continue to attract and retain qualified personnel.

HIGHLIGHTS OF SEMICONDUCTOR HOLDRS

This discussion highlights information regarding Semiconductor HOLDRS.  We present certain information more fully in the rest of this prospectus.  You should read the entire prospectus carefully before you purchase Semiconductor HOLDRS.

Issuer	Semiconductor HOLDRS Trust.

The trust
The Semiconductor HOLDRS Trust was formed under the depositary trust agreement, dated as of April 24, 2000, among The Bank of New York Mellon, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Semiconductor HOLDRS.  The depositary trust agreement was amended on November 22, 2000.  The trust is not a registered investment company under the Investment Company Act of 1940.

Initial depositor	Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Trustee
The Bank of New York Mellon, a New York state-chartered banking organization, is the trustee and receives compensation as set forth in the depositary trust agreement.  The trustee is responsible for receiving deposits of underlying securities and delivering Semiconductor HOLDRS representing the underlying securities issued by the trust.  The trustee holds the underlying securities on behalf of the holders of Semiconductor HOLDRS.

Purpose of Semiconductor HOLDRS	Semiconductor HOLDRS were designed to achieve the following:

Diversification.  Semiconductor HOLDRS were initially designed to allow you to diversify your investments in the semiconductor industry through a single, exchange-listed instrument representing your undivided beneficial ownership of the underlying securities.  See “Risk Factors—General Risk Factors.”

Flexibility.  The beneficial owners of Semiconductor HOLDRS have undivided beneficial ownership interests in each of the underlying securities represented by the Semiconductor HOLDRS, and can cancel their Semiconductor HOLDRS to receive each of the underlying securities represented by the Semiconductor HOLDRS.

Transaction costs.  The expenses associated with buying and selling Semiconductor HOLDRS in the secondary market are expected to be less than separately buying and selling each of the underlying securities in a traditional brokerage account with transaction-based charges.

Trust assets
The trust holds shares of common stock issued by specified companies that, when initially selected, were involved in the semiconductor business.  Except when a reconstitution event, distribution of securities by an underlying issuer or other event occurs, the underlying securities will not change and the securities of a new company will not be added to the securities underlying the Semiconductor HOLDRS.  Reconstitution events are described in this prospectus under the heading “Description of the Depositary Trust Agreement Distributions” and “Reconstitution events.”

The trust’s assets may increase or decrease as a result of in-kind deposits and withdrawals of the underlying securities during the life of the trust.

The Semiconductor HOLDRS
The trust has issued, and may continue to issue, Semiconductor HOLDRS that represent an undivided beneficial ownership interest in the shares of U.S.-traded common stock that are held by the trust on your behalf.  The Semiconductor HOLDRS themselves are separate from the underlying securities that are represented by the Semiconductor HOLDRS.

The following table provides:

•	the names of the issuers of the underlying securities currently represented by a Semiconductor HOLDR;

•	the stock ticker symbols;

•	the share amounts currently represented by a round-lot of 100 Semiconductor HOLDRS; and

•	the principal U.S. market on which the shares of common stock of the selected companies are traded.

Name of Company	Ticker	Share Amounts	Primary Trading Market
Advanced Micro Devices, Inc.	AMD	4.0000	NYSE
Altera Corporation	ALTR	6.0000	NASDAQ GS
Amkor Technology, Inc.	AMKR	2.0000	NASDAQ GS
Analog Devices, Inc.	ADI	6.0000	NYSE
Applied Materials, Inc.	AMAT	26.0000	NASDAQ GS
Atmel Corporation	ATML	8.0000	NASDAQ GS
Broadcom Corporation	BRCM	3.0000	NASDAQ GS
Intel Corporation	INTC	30.0000	NASDAQ GS
KLA-Tencor Corporation	KLAC	3.0000	NASDAQ GS
Linear Technology Corporation	LLTC	5.0000	NASDAQ GS
LSI Corporation	LSI	5.0000	NYSE
Micron Technology, Inc.	MU	9.0000	NASDAQ GS
National Semiconductor Corporation	NSM	6.0000	NYSE
Novellus Systems, Inc.	NVLS	2.0000	NASDAQ GS
SanDisk Corporation	SNDK	2.0000	NASDAQ GS
Teradyne, Inc.	TER	3.0000	NYSE
Texas Instruments Incorporated	TXN	22.0000	NYSE
Xilinx, Inc.	XLNX	5.0000	NASDAQ GS

The companies whose securities were initially included in the Semiconductor HOLDRS at the time Semiconductor HOLDRS were originally issued on May 4, 2000 were generally considered to be among the largest and most liquid companies with U.S.-traded common stock involved in the semiconductor industry, as measured by market capitalization and trading volume on April 17, 2000.  The market capitalization of a company is determined by multiplying the price of its common stock by the number of outstanding shares of its common stock.

The trust will only issue and cancel, and you may only obtain, hold, trade or surrender, Semiconductor HOLDRS in a round-lot of 100 Semiconductor HOLDRS and round-lot multiples.  The trust will only issue Semiconductor HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Semiconductor HOLDRS.  In the event that a fractional share comes to be represented by a round-lot of Semiconductor HOLDRS, the trust may require a minimum of more than one round-lot of 100 Semiconductor HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Semiconductor HOLDRS.

The number of outstanding Semiconductor HOLDRS will increase and decrease as a result of in-kind deposits and withdrawals of the underlying securities.  The trust will stand ready to issue additional Semiconductor HOLDRS on a continuous basis when an investor deposits the required shares of common stock with the trustee.

Purchases	You may acquire Semiconductor HOLDRS in two ways:

•	through an in-kind deposit of the required number of shares of common stock of the underlying issuers with the trustee; or

•	through a cash purchase in the secondary trading market.

Issuance and cancellation fees
If you wish to create Semiconductor HOLDRS by delivering to the trust the requisite shares of common stock represented by a round-lot of 100 Semiconductor HOLDRS, The Bank of New York Mellon, as trustee, will charge you an issuance fee of up to $10.00 for each round-lot of 100 Semiconductor HOLDRS.  If you wish to cancel your Semiconductor HOLDRS and withdraw your underlying securities, The Bank of New York Mellon, as trustee, will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Semiconductor HOLDRS.

Commissions
If you choose to deposit underlying securities in order to receive Semiconductor HOLDRS, you will be responsible for paying any sales commission associated with your purchase of the underlying securities that is charged by your broker in addition to the issuance fee charged by the trustee that is described above.

Custody fees
The Bank of New York Mellon, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Semiconductor HOLDRS, to be deducted from any cash dividend or other cash distributions on underlying securities received by the trust.  With respect to the aggregate custody fee payable in any calendar year for each Semiconductor HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Rights relating to Semiconductor HOLDRS
You have the right to withdraw the underlying securities upon request by delivering a round-lot or integral multiple of a round-lot of Semiconductor HOLDRS to the trustee, during the trustee’s business hours, and paying the cancellation fees, taxes, and other charges.  You should receive the underlying securities no later than the business day after the trustee receives a proper notice of cancellation. The trustee will not deliver fractional shares of underlying securities. To the extent that any cancellation of Semiconductor HOLDRS would otherwise require the delivery of a fractional share, the trustee will sell the fractional share in the market and the trust, in turn, will deliver cash in lieu of such fractional share. Except with respect to the right to vote for dissolution of the trust, the Semiconductor HOLDRS themselves will not have voting rights.

Rights relating to the underlying securities
Semiconductor HOLDRS represents your beneficial ownership of the underlying securities.  Owners of Semiconductor HOLDRS have the same rights and privileges as if they owned the underlying securities beneficially in “street name” outside of Semiconductor HOLDRS.  These include the right to instruct the trustee to vote the underlying securities or you may attend shareholder meetings yourself, the right to receive any dividends and other distributions on the underlying securities that are declared and paid to the trustee by an issuer of an underlying security, the right to pledge Semiconductor HOLDRS and the right to surrender Semiconductor HOLDRS to receive the underlying securities.  Semiconductor HOLDRS does not change your beneficial ownership in the underlying securities under United States federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  As a result, you have the same obligations to file insider trading reports that you would have if you held the underlying securities outside of Semiconductor HOLDRS.  However, due to the nature of Semiconductor HOLDRS, you will not be able to participate in any dividend reinvestment program of an issuer of underlying securities unless you cancel your Semiconductor HOLDRS (and pay the applicable fees) and receive all of the underlying securities.

A holder of Semiconductor HOLDRS is not a registered owner of the underlying securities.  In order to become a registered owner, a holder of Semiconductor HOLDRS would need to surrender their Semiconductor HOLDRS, pay the applicable fees and expenses, receive all of the underlying securities and follow the procedures established by the issuers of the underlying securities for registering their securities in the name of such holder.

Your retain the right to receive any reports and communications that the issuers of underlying securities are required to send to beneficial owners of their securities.  As such, you will receive such reports and communications from the broker through which you hold your Semiconductor HOLDRS in the same manner as if you beneficially owned your underlying securities outside of Semiconductor HOLDRS “street name” through a brokerage account.  The trustee will not attempt to exercise the right to vote that attaches to, or give a proxy with respect to, the underlying securities other than in accordance with your instructions.

The depositary trust agreement entitles you to receive, subject to certain limitations and net of any fees and expenses of the trustee, any distributions of cash (including dividends), securities or property made with respect to the underlying securities.  However, any distribution of securities by an issuer of underlying securities will be deposited into the trust and will become part of the underlying securities unless the distributed securities are not listed for trading on a U.S. national securities exchange or the distributed securities have a Standard & Poor’s GICS sector classification that is different from the GICS sector classifications represented by the companies included in the Semiconductor HOLDRS at the time of the distribution.

In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights may be distributed to you, may be disposed of for your benefit, or may lapse.

There may be a delay between the time any cash or other distribution is received by the trustee with respect to the underlying securities and the time such cash or other distributions are distributed to you.  In addition, you are not entitled to any interest on any distribution by reason of any delay in distribution by the trustee.  If any tax or other governmental charge becomes due with respect to Semiconductor HOLDRS or any underlying securities, you will be responsible for paying that tax or governmental charge.

If you wish to participate in a tender offer for any of the underlying securities, or any form of stock repurchase program by an issuer of an underlying security, you must surrender your Semiconductor HOLDRS (and pay the applicable fees and expenses) and receive all of your underlying securities in exchange for your Semiconductor HOLDRS, including those underlying securities not subject to a tender offer or repurchase offer.  For specific information about obtaining your underlying securities, you should read the discussion under the caption “Description of the Depositary Trust Agreement—Withdrawal of underlying securities.”

Ownership rights in fractional shares in the underlying securities
As a result of distributions of securities by companies included in the Semiconductor HOLDRS or other corporate events, such as mergers, a Semiconductor HOLDR may represent an interest in a fractional share of an underlying security.  You are entitled to receive distributions proportionate to your fractional shares.

In addition, you are entitled to receive proxy materials and other shareholder communications and you are entitled to exercise voting rights proportionate to your fractional shares.  The trustee will aggregate the votes of all of the share fractions represented by Semiconductor HOLDRS and will vote the largest possible number of whole shares.  If, after aggregation, there is a fractional remainder, this fraction will be ignored, because the issuer will only recognize whole share votes.  For example, if 100,001 round-lots of 100 Semiconductor HOLDRS are outstanding and each round-lot of 100 Semiconductor HOLDRS represents 1.75 shares of an underlying security, there will be 175,001.75 votes of the underlying security represented by Semiconductor HOLDRS.  If holders of 50,000 round-lots of 100 Semiconductor HOLDRS vote their underlying securities “yes” and holders of 50,001 round-lots of 100 Semiconductor HOLDRS vote their underlying securities “no,” there will be 87,500 affirmative votes and 87,501.75 negative votes.  The trustee will ignore the .75 negative votes and will deliver to the the issuer 87,500 affirmative votes and 87,501 negative votes.

Reconstitution events	The depositary trust agreement provides for the automatic distribution of underlying securities from the Semiconductor HOLDRS to you in the following four circumstances:

A.	If an issuer of underlying securities no longer has a class of securities registered under section 12 of the Exchange Act, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Semiconductor HOLDRS.

B.	If the Securities and Exchange Commission (the “SEC”) finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Semiconductor HOLDRS.

C.	If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration received from the acquiring company to the beneficial owners of Semiconductor HOLDRS; provided that any securities received as consideration will be distributed only if the distributed securities have a different Standard & Poor’s GICS sector classification than any of the underlying securities represented in the Semiconductor HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange. In any other case, the additional securities received will be deposited into the trust.

D.	If an issuer’s underlying securities are delisted from trading on a U.S. national securities exchange or through the and are not listed for trading on another U.S. national securities exchange within five business days from the date the securities are delisted.

To the extent a distribution of underlying securities from the Semiconductor HOLDRS is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

In addition, securities of a new company will be added to the Semiconductor HOLDRS as a result of a distribution of securities by an underlying issuer, where a corporate event occurs, or where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities have a Standard & Poor’s GICS sector classification that is different from the GICS sector classification of any other security then included in the Semiconductor HOLDRS or if the securities received are not listed for trading on a U.S. national securities exchange.

It is anticipated that, as a result of the broadly defined Standard & Poor’s GICS sectors, most distributions or exchanges of securities will result in the inclusion of new securities in the Semiconductor HOLDRS.  The trustee will review the Standard & Poor’s GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities will be included in the Semiconductor HOLDRS or distributed to you.

Standard & Poor’s sector classifications
Standard & Poor’s Corporation is an independent source of market information that, among other things, maintains the Global Industry Classification Standard, which classifies the securities of public companies into various sector classifications based upon GICS sectors, which are derived from its own criteria.  The GICS classification standards were exclusively effective as of January 2, 2002.  There are 10 Standard & Poor’s GICS sector classifications and each class of publicly traded securities of a company is given only one GICS sector classification.  The securities included in the Semiconductor HOLDRS are currently represented in the Information Technology GICS sector.

The Standard & Poor’s GICS sector classifications of the securities included in the Semiconductor HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor’s alters the criteria it uses to determine GICS sectors, or both.

Termination events	A.	The Semiconductor HOLDRS are delisted from the New York Stock Exchange and are not listed for trading on another U.S. national securities exchange within five business days from the date the Semiconductor HOLDRS are delisted.

	B.	The trustee resigns and no successor trustee is appointed within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign.

	C.	Beneficial owners of at least 75% of outstanding Semiconductor HOLDRS vote to dissolve and liquidate the trust.

If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event.

Upon termination of the depositary trust agreement and prior to distributing the underlying securities to you, the trustee will charge you a cancellation fee of up to 10.00 per round-lot of 100 Semiconductor HOLDRS surrendered, along with any taxes or other governmental charges, if any.

U.S. federal income tax consequences
The U.S. federal income tax laws will treat a U.S. holder of Semiconductor HOLDRS as directly owning the underlying securities.  The Semiconductor HOLDRS themselves will not result in any U.S. federal income tax consequences separate from the tax consequences associated with ownership of the underlying securities.  See “U.S. Federal Income Tax Consequences.”

Listing	The Semiconductor HOLDRS are listed on the New York Stock Exchange under the symbol “SMH.”

Trading	Investors are only able to acquire, hold, transfer and surrender a round-lot of 100 Semiconductor HOLDRS. Bid and ask prices, however, are quoted per single Semiconductor HOLDRS.

Clearance and settlement
Semiconductor HOLDRS have been issued only in book-entry form.  Semiconductor HOLDRS are evidenced by one or more global certificates that the trustee has deposited with The Depository Trust Company, referred to as DTC.  Transfers within DTC will be in accordance with DTC’s usual rules and operating procedures.  For further information see “Description of Semiconductor HOLDRS.”

THE TRUST

General.  This discussion highlights information about the Semiconductor HOLDRS Trust.  You should read this information, information about the depositary trust agreement, the depositary trust agreement and the amendment to the depository trust agreement in addition to other information included in this prospectus and the publicly available information about the issuers of the underlying securities, before you purchase Semiconductor HOLDRS.  The material terms of the depositary trust agreement are described in this prospectus under the heading “Description of the Depositary Trust Agreement.”

The Semiconductor HOLDRS Trust.  The trust was formed pursuant to the depositary trust agreement, dated as of April 24, 2000.  The depository trust agreement was amended on November 22, 2000.  The Bank of New York Mellon is the trustee.  The Semiconductor HOLDRS Trust is not a registered investment company under the Investment Company Act of 1940.

The Semiconductor HOLDRS Trust is intended to hold deposited shares for the benefit of owners of Semiconductor HOLDRS.  The trustee will perform only administrative and ministerial acts.  The property of the trust consists of the underlying securities and all monies or other property, if any, received by the trustee.  The trust will terminate on December 31, 2040, or earlier if a termination event occurs.

DESCRIPTION OF SEMICONDUCTOR HOLDRS

The trust has issued Semiconductor HOLDRS under the depositary trust agreement described in this prospectus under the heading “Description of the Depositary Trust Agreement.”  The trust may issue additional Semiconductor HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

You may only acquire, hold, trade and surrender Semiconductor HOLDRS in a round-lot of 100 Semiconductor HOLDRS and round-lot multiples.  The trust will only issue Semiconductor HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Semiconductor HOLDRS.  In the event of a stock split, reverse stock split or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Semiconductor HOLDRS, the trust may require a minimum of more than one round-lot of 100 Semiconductor HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Semiconductor HOLDRS.

Semiconductor HOLDRS will represent your individual and undivided beneficial ownership interest in the common stock of the specified underlying securities.  The companies selected as part of this receipt program are listed above in the section entitled “Highlights of Semiconductor HOLDRS–The Semiconductor HOLDRS.”

Beneficial owners of Semiconductor HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities in “street name” outside of the trust.  These include the right of investors to instruct the trustee to vote the underlying common stock, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to cancel Semiconductor HOLDRS to receive the underlying securities.  See “Description of the Depositary Trust Agreement.”  Semiconductor HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including sections 13(d) and 16(a) of the Exchange Act.

The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt.  Semiconductor HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities.  If, in such case, an owner of Semiconductor HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Semiconductor HOLDRS.  Such cancellation will require payment of fees and expenses as described in “Description of the Depositary Trust Agreement–Withdrawal of underlying securities.”

Semiconductor HOLDRS are evidenced by one or more global certificates that the trustee has deposited with DTC and registered in the name of Cede & Co., as nominee for DTC.  Semiconductor HOLDRS are available only in book-entry form.  Owners of Semiconductor HOLDRS may hold their Semiconductor HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

DESCRIPTION OF THE UNDERLYING SECURITIES

Selection criteria.  The underlying securities initially included in the Semiconductor HOLDRS were the shares of common stock of a group of specified companies that, at the time of selection, were involved in various aspects of the semiconductor industry and whose common stock was registered under section 12 of the Exchange Act.  The issuers of the underlying securities were, at the time of selection, among the largest capitalized and most liquid companies involved in the semiconductor business as measured by market capitalization and trading volume.  As a result of a reconstitution event, a distribution of securities by an underlying issuer or other event, the companies whose common stock is included in the Semiconductor HOLDRS may no longer meet the initial selection criteria and may no longer consist exclusively of securities issued by companies involved in the semiconductor business.

Underlying securities.  For a list of the underlying securities represented by Semiconductor HOLDRS, please refer to “Highlights of Semiconductor HOLDRS–The Semiconductor HOLDRS.”  The underlying securities may change as a result of a reconstitution event, a distribution of securities by an underlying issuer or other event.

No investigation.  The trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies.  Accordingly, before you acquire Semiconductor HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities.  See “Risk Factors” and “Where You Can Find More Information.”  Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, A.G.  Edwards & Sons, Inc. (a subsidiary of Wells Fargo Investments) or any of their respective affiliates.

General background and historical information.  For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer’s securities see “Annex A.”

The following table and graph set forth the composite performance of all of the underlying securities currently represented by a single Semiconductor HOLDR, measured at the close of the business day as of the end of each month from May 29, 1998 to March 31, 2010.  The performance table and graph data are adjusted for any splits that may have occurred over the measurement period.  Past performance of the underlying securities are not necessarily indicative of future values.

1998	Closing Price	1999	Closing Price	2000	Closing Price	2001	Closing Price
May 29	17.39	January 29	33.04	January 31	62.30	January 31	53.87
June 30	17.42	February 26	28.06	February 29	85.39	February 28	38.62
July 31	18.69	March 31	29.13	March 31	91.67	March 30	38.90
August 31	14.50	April 30	29.41	April 28	91.72	April 30	47.81
September 30	16.90	May 28	29.41	May 31	82.25	May 31	42.77
October 30	20.00	June 30	36.37	June 30	88.03	June 29	44.05
November 30	23.08	July 30	38.59	July 31	79.43	July 31	43.74
December 31	26.64	August 31	43.32	August 31	91.56	August 31	41.07
		September 30	41.64	September 29	64.27	September 28	27.71
		October 29	45.54	October 31	60.25	October 31	33.20
		November 30	48.81	November 30	44.20	November 30	39.59
		December 31	56.04	December 29	44.92	December 31	38.84

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price
January 31	42.23	January 31	19.84	January 30	39.18	January 31	29.31
February 28	37.84	February 28	21.79	February 27	38.23	February 28	31.77
March 28	43.54	March 31	21.27	March 31	36.96	March 31	30.45
April 30	38.84	April 30	24.32	April 30	32.89	April 29	28.98
May 31	36.11	May 30	27.88	May 28	36.16	May 31	32.30
June 28	28.26	June 30	26.46	June 30	35.00	June 30	31.71
July 31	25.10	July 31	30.28	July 30	30.38	July 29	35.21
August 30	22.50	August 29	35.04	August 31	27.09	August 31	34.82
September 30	17.97	September 30	32.25	September 30	28.07	September 30	34.79
October 31	22.31	October 31	38.99	October 29	30.14	October 31	31.95
November 29	27.16	November 28	41.01	November 30	30.35	November 30	35.52
December 31	20.51	December 31	38.98	December 31	31.16	December 30	34.87

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price
January 31	35.51	January 31	32.33	January 31	28.92	January 30	16.96
February 28	35.03	February 28	32.80	February 29	28.51	February 27	16.45
March 31	34.39	March 30	32.07	March 31	28.79	March 31	18.77
April 28	35.81	April 30	35.00	April 30	30.56	April 30	20.54
May 31	32.49	May 31	35.17	May 30	32.84	May 29	21.15
June 30	31.32	June 29	36.43	June 30	29.61	June 30	21.49
July 31	29.97	July 31	36.12	July 31	27.96	July 31	24.98
August 31	32.68	August 31	36.43	August 29	28.47	August 31	25.44
September 29	32.85	September 28	36.86	September 30	24.61	September 30	25.70
October 31	32.44	October 31	34.65	October 31	20.66	October 30	24.25
November 30	32.96	November 30	32.40	November 28	16.73	November 30	25.48
December 29	32.08	December 31	32.56	December 31	17.70	December 31	27.98

2010	Closing Price
January 29	24.79
February 26	26.47
March 31	27.92

DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

General.  The depositary trust agreement, dated as of April 24, 2000, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York Mellon, as trustee, other depositors and the owners of the Semiconductor HOLDRS, provides that Semiconductor HOLDRS will represent an owner’s undivided beneficial ownership interest in the common stock of the underlying companies.  The depositary trust agreement was amended on November 22, 2000 to modify the reconstitution events, as described below.

The trustee.  The Bank of New York Mellon serves as trustee for Semiconductor HOLDRS.  On July 1, 2007, the Bank of New York Company, Inc. and Mellon Financial Corporation merged into The Bank of New York Mellon Corporation or The Bank of New York Mellon.  The Bank of New York Mellon, a New York state-chartered banking organization, is a provider of financial services for institutions, corporations and high net-worth individuals, providing asset and wealth management, asset servicing, issuer services, clearing and execution services and treasury services.

Issuance, transfer and surrender of Semiconductor HOLDRS.  You may create and cancel Semiconductor HOLDRS only in round-lots of 100 Semiconductor HOLDRS.  You may create Semiconductor HOLDRS by delivering to the trustee the requisite underlying securities.  The trust will only issue Semiconductor HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Semiconductor HOLDRS.  In the event that a fractional share comes to be represented by a round-lot of Semiconductor HOLDRS, the trust may require a minimum of more than one round-lot of 100 Semiconductor HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Semiconductor HOLDRS.  Similarly, you must surrender Semiconductor HOLDRS in integral multiples of 100 Semiconductor HOLDRS to withdraw deposited shares from the trust.  The trustee will not deliver fractional shares of underlying securities, and to the extent that any cancellation of Semiconductor HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares.  You may request withdrawal of your deposited shares during the trustee’s normal business hours.  The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

Voting rights.  You will receive proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

Under the depositary trust agreement, any beneficial owner of Semiconductor HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, owning Semiconductor HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

Distributions.  You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities.  The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution.  Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly.  Any distributions of securities by an issuer of underlying securities will be deposited into the trust and will become part of the Semiconductor HOLDRS unless such securities are not listed for trading on a U.S. national securities exchange or such securities have a different Standard & Poor’s GICS sector classification than any of the underlying securities in the Semiconductor HOLDRS at the time of the distribution of such securities.  In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights will be distributed to you through the trustee, if practicable, and if the rights and the securities that those rights relate to are exempt from registration or are registered under the Securities Act of 1933, as amended (the “Securities Act”).  Otherwise, if practicable, the rights will be disposed of and the net proceeds distributed to you by the trustee.  In all other cases, the rights will lapse.

You will be obligated to pay any tax or other charge that may become due with respect to Semiconductor HOLDRS.  The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you.  In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Semiconductor HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities.  With respect to the aggregate custody fee payable in any calendar year for each Semiconductor HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Record dates.  With respect to dividend payments and voting instructions, the trustee expects to fix the trust’s record dates as close as possible to the record date fixed by the issuer of the underlying securities.

Shareholder communications.  The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

Withdrawal of underlying securities.  You may surrender your Semiconductor HOLDRS and receive underlying securities during the trustee’s normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any.  You should receive your underlying securities no later than the business day after the trustee receives your request.  If you surrender Semiconductor HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Semiconductor HOLDRS.

Further issuances of Semiconductor HOLDRS.  The depositary trust agreement provides for further issuances of Semiconductor HOLDRS on a continuous basis without your consent.

Reconstitution events.  The depositary trust agreement provides for the automatic distribution of underlying securities from Semiconductor HOLDRS to you in the following four circumstances:

A.
If an issuer of underlying securities no longer has a class of common stock registered under section 12 of the Exchange Act, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Semiconductor HOLDRS.

B.
If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Semiconductor HOLDRS.

C.
If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Semiconductor HOLDRS; provided that any securities received as consideration will be distributed only if the distributed securities have a different Standard & Poor’s GICS sector classification than any of the underlying securities represented in the Semiconductor HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange.  In any other case, the additional securities received as consideration will be deposited into the trust.

D.
If an issuer’s underlying securities are delisted from trading on a U.S. national securities exchange and are not listed for trading on another U.S. national securities exchange within five business days from the date such securities are delisted.

To the extent a distribution of underlying securities is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

As provided in the depositary trust agreement, securities of a new company will be added to the Semiconductor HOLDRS, as a result of a distribution of securities by an underlying issuer, where a corporate event occurs, such as a merger, or where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received have a different Standard & Poor’s GICS sector classification than any of the underlying securities represented in the Semiconductor HOLDRS or if the securities received are not listed for trading on a U.S. national securities exchange.

It is anticipated that, as a result of the broadly defined Standard & Poor’s GICS sectors, most distributions or exchanges of securities will result in the inclusion of new securities in the Semiconductor HOLDRS.  The trustee will review the Standard & Poor’s GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities will be included in the Semiconductor HOLDRS or distributed from the Semiconductor HOLDRS to you.

Standard & Poor’s sector classifications.  Standard & Poor’s Corporation is an independent source of market information that, among other things, maintains the Global Industry Classification Standard, which classifies the securities of public companies into various sector classifications based upon GICS sectors, which are derived from its own criteria.  There are 10 Standard & Poor’s GICS sector classifications and each class of publicly traded securities of a company is given only one GICS sector classification.  The securities included in the Semiconductor HOLDRS are currently represented in the Information Technology GICS sector.  The Standard & Poor’s GICS sector classifications of the securities included in the Semiconductor HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor’s alters the criteria it uses to determine GICS sectors, or both.

Termination of the trust.  The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to the initial depositor of its intent to resign.  Upon termination, the beneficial owners of Semiconductor HOLDRS will surrender their Semiconductor HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities.  The trust also will terminate if Semiconductor HOLDRS are delisted from the NYSE Arca and are not listed for trading on another U.S. national securities exchange within five business days from the date the Semiconductor HOLDRS are delisted.  Finally, the trust will terminate if 75% of the owners of outstanding Semiconductor HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, vote to dissolve and liquidate the trust.

If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

Amendment of the depositary trust agreement.  The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Semiconductor HOLDRS.  Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Semiconductor HOLDRS.  Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Semiconductor HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of Semiconductor HOLDRS.

Issuance and cancellation fees.  If you wish to create Semiconductor HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Semiconductor HOLDRS.  If you wish to cancel your Semiconductor HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Semiconductor HOLDRS issued.  The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

Commissions.  If you choose to create Semiconductor HOLDRS you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that is charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker, in addition to the issuance fee described above.

Custody fees.  The Bank of New York Mellon, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Semiconductor HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee.  With respect to the aggregate custody fee payable in any calendar year for each Semiconductor HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.  The trustee cannot recapture unpaid custody fees from prior years.

Address of the trustee.  The Bank of New York Mellon, ADR Division, 101 Barclay Street, New York, New York 10286.

Governing law.  The depositary trust agreement and the Semiconductor HOLDRS are governed by the laws of the State of New York.  The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

Duties and immunities of the trustee.  The trustee assumes no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Semiconductor HOLDRS.

The trustee has undertaken to perform only those duties as are specifically set forth in the depositary trust agreement.  Subject to the preceding sentence, the trustee will be liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee was not negligent in ascertaining the relevant facts.

U.S. FEDERAL INCOME TAX CONSEQUENCES

General

The following discussion represents the opinion of Shearman & Sterling LLP, our special U.S. federal income tax counsel, as to the principal U.S. federal income tax consequences relating to the Semiconductor HOLDRS for receipt holders.  A “U.S. receipt holder” is a receipt holder that is:

•	an individual who is a citizen or resident of the United States;

•
a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust if either (i) it is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

A “non-U.S. receipt holder” is a receipt holder that is an individual, a corporation, an estate or a trust that is neither a U.S. receipt holder nor a partnership (or entity treated as a partnership) for U.S. federal income tax purposes.

If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds Semiconductor HOLDRS, the tax treatment of the partnership and each partner will generally depend on the status of the partner and the activities of the partnership.  Partnerships acquiring Semiconductor HOLDRS, and partners in such partnerships, should consult their tax advisors.

This discussion is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change or differing interpretations, possibly on a retroactive basis.  The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules, such as (without limitation) tax-exempt entities, banks, U.S. receipt holders that directly or indirectly own 10% or more of the voting stock of an issuer of the underlying securities, dealers in securities, U.S. receipt holders whose functional currency is not the U.S. dollar, investors who acquire or hold any Semiconductor HOLDRS as part of a conversion transaction, straddle, hedging or other integrated transaction, certain former citizens and residents of the United States and persons subject to U.S. estate, gift or alternative minimum tax.  In addition, this discussion generally is limited to investors who will hold the Semiconductor HOLDRS as “capital assets” (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).  Moreover, this discussion does not address Semiconductor HOLDRS held by a partnership or other flow through entity for U.S. federal income tax purposes.  We recommend that you consult with your own tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

Taxation of the trust

The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

Taxation of Semiconductor HOLDRS

A U.S. receipt holder purchasing and owning Semiconductor HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Semiconductor HOLDRS.  Consequently, if there is a taxable cash distribution on an underlying security, a U.S. receipt holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the U.S. receipt holder receives the cash distribution from the trustee.

Qualified dividend income received in respect of Semiconductor HOLDRS by U.S. receipt holders who are individuals, trusts and estates will be eligible for U.S. federal income taxation at preferential rates, which are currently scheduled to expire on December 31, 2010.  Qualified dividend income includes dividends received from domestic corporations and “qualified foreign corporations,” as such term is defined below under “Special considerations with respect to underlying securities of foreign issuers.”  In order for such dividends to qualify for the preferential rates, specific minimum holding period requirements must be met, and for this purpose, a U.S. receipt holder’s holding period with respect to an underlying security may be tolled for any period in which such U.S. receipt holder has diminished its risk of loss in respect of such security by, for example, entering into a hedging transaction.  Special rules apply to a U.S. receipt holder who leverages its investment in Semiconductor HOLDRS.  U.S. receipt holders that are corporations may be eligible for a dividends-received deduction in respect of dividends received from domestic corporations.

A U.S. receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Semiconductor HOLDRS among the underlying securities based on their relative fair market values at the time of purchase.  Similarly, when a U.S. receipt holder sells Semiconductor HOLDRS, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale.  A U.S. receipt holder’s gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security.  With respect to purchases of Semiconductor HOLDRS for cash in the secondary market, a U.S. receipt holder’s aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Semiconductor HOLDRS.  Similarly, with respect to sales of Semiconductor HOLDRS for cash in the secondary market, the amount realized with respect to a sale of Semiconductor HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

The distribution of any securities by the trust upon the surrender of Semiconductor HOLDRS, the occurrence of a reconstitution event or a termination event will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares.  Gain or loss with respect to fractional shares shall be computed by allocating a portion of the aggregate tax basis of the distributed securities to such fractional shares.  The U.S. receipt holder’s aggregate tax basis with respect to the distributed securities will be the same as when held through the trust, less any tax basis allocated to fractional shares.  The U.S. receipt holder’s holding period with respect to the distributed securities will include the period that the U.S. receipt holder held the securities through the trust.

Brokerage fees and custodian fees

The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities.  Accordingly, a U.S. receipt holder includes this fee in its tax basis in the underlying securities.  A U.S. receipt holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security.  Similarly, the brokerage fee incurred in selling Semiconductor HOLDRS will reduce the amount realized with respect to the underlying securities.

A U.S. receipt holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid.  These custodian fees will be treated as an expense incurred in connection with a U.S. receipt holder’s investment in the underlying securities and may be deductible.  If a U.S. receipt holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Special considerations with respect to underlying securities of foreign issuers

If any of the underlying securities are securities of foreign issuers, the gross amount of any taxable cash distribution generally will not be eligible for the dividends-received deduction provided to corporations.

Dividends received by certain U.S. receipt holders from an issuer of underlying securities that is a “qualified foreign corporation” will be eligible for U.S. federal income taxation at the preferential rates for dividends mentioned above.  A qualified foreign corporation includes:

•
a foreign corporation that is eligible for the benefits of a comprehensive U.S. income tax treaty, which the Secretary of the Treasury determines to be satisfactory and that includes an exchange of information program;

•	a foreign corporation if the stock to which the dividend is paid is readibly tradable on an established market in the United States; and

•	a corporation that is incorporated in a possession of the United States;

but will not include a passive foreign investment company (a “PFIC”).

If a foreign issuer pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value of the dividend (determined at the spot rate on the date of the payment) regardless of whether the payment is later converted into U.S. dollars.  In this case, the U.S. receipt holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.

Subject to certain conditions and limitations, any foreign income tax withheld on dividends may be deducted from taxable income (provided the U.S. receipt holder does not elect to claim a credit for any foreign income taxes paid or accrued during that taxable year) or credited against a U.S. receipt holder’s U.S. federal income tax liability.  The limitation on foreign income taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income.  For this purpose, dividends distributed by a foreign issuer generally will constitute “passive category income.”  For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. receipt holder with respect to an underlying security of a foreign issuer generally will be treated as foreign-source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States.  Accordingly, if any foreign income taxes are withheld upon the sale of an underlying security of a foreign issuer, the availability of foreign tax credits with respect to such taxes may be limited unless the U.S. receipt holder has other foreign-source income.  The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. receipt holders consult their own tax advisors to determine whether and to what extent a credit would be available.

Dividends and distributions made by a foreign issuer may be subject to a foreign withholding tax.  Some foreign issuers may make arrangements through which holders of their American depositary shares or global shares can apply for a refund of withheld taxes.  With respect to these issuers, U.S. receipt holders of Semiconductor HOLDRS may be able to use these arrangements to apply for a refund of withheld taxes.  In some cases, however, the U.S. receipt holders of Semiconductor HOLDRS may have to apply independently to a foreign tax authority for a refund of withheld taxes.

Furthermore, special U.S. federal income tax rules apply to U.S. persons owning shares of a PFIC.  The initial depositor and the trustee do not undertake to review, periodically or otherwise, or make inquiries regarding the PFIC status of the underlying issuers or to notify the U.S. receipt holders of such status, and no assurances can be made that the applicable tax law or other relevant circumstances will not change in a manner that affects the PFIC determination.  A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

•	at least 75% of its gross income is “passive income;” or

•	on average at least 50% of the gross value of its assets is attributable to assets that produce “passive income” or are held for the production of passive income.

Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents and gains from commodities and securities transactions.

If a corporation were classified as a PFIC, a U.S. receipt holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the Semiconductor HOLDRS or of the underlying securities or upon the receipt of “excess distributions.”  To avoid the interest charge provisions described in the preceding sentence, a U.S. receipt holder may be able to make one of certain elections (to the extent available under specific rules and, if applicable, the underlying issuer provides certain requisite information) including an election to be taxed currently on its pro rata portion of the corporation’s income.  If such an election were made, a U.S. receipt holder would be required to include its pro rata share of the corporation’s income whether or not the income was distributed in the form of dividends or otherwise.

We recommend that U.S. receipt holders consult their independent tax advisors regarding the application of the PFIC rules to their purchase, ownership and disposition of the Semiconductor HOLDRS, including the advisability and feasibility of making any elections thereunder.

U.S. receipt holders also generally would be required to file Internal Revenue Service (“IRS”) Form 8621 in any year in which at least one of the underlying issuers is classified as a PFIC.

Non-U.S. receipt holders

A non-U.S. receipt holder generally will be subject to U.S. withholding tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty with respect to dividends received on underlying securities of U.S. issuers.  A non-U.S. receipt holder who wishes to claim a reduction in withholding under the benefit of an applicable tax treaty must comply with certification requirements.  However, if that income is effectively connected with a U.S. trade or business conducted by the non-U.S. receipt holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the non-U.S. receipt holder, then those dividends will be exempt from withholding tax, provided the non-U.S. receipt holder complies with applicable certification requirements.

A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to dividends received on any underlying securities of a foreign issuer, unless that income is effectively connected with a U.S. trade or business conducted by the non-U.S. receipt holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the non-U.S. receipt holder.

With respect to dividends of U.S. and any foreign issuers, a non-U.S. receipt holder’s dividends that are effectively connected with a U.S. trade or business or, where a tax treaty applies, dividends attributable to a U.S. permanent establishment generally will be subject to U.S. federal income taxation on a net income basis at the same graduated rates applicable to U.S. persons.  In addition to this graduated tax, effectively connected dividends or, where a tax treaty applies, dividends attributable to a U.S. permanent establishment received by a corporate non-U.S. receipt holder may also be subject to a branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty.  Under some circumstances, a corporate non- U.S. receipt holder whose dividends are effectively connected or attributable to a U.S. permanent establishment may be entitled to a dividends received deduction equal to 70% or 80% of the amount of the dividend.

A non-U.S. receipt holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of Semiconductor HOLDRS or of the underlying securities unless:

•
in the case of any gain realized by an individual non-U.S. receipt holder, the non-U.S. receipt holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met;

•
that gain is effectively connected with a U.S. trade or business conducted by the non-U.S. receipt holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the non-U.S. receipt holder; or

•
the underlying securities issuer is or has been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the non-U.S. receipt holder held the common stock of such issuer and (a) the common stock is not considered to be “regularly traded on an established securities market” or (b) the non-U.S. receipt holder owned, actually or constructively, at any time during the shorter of the periods described above, more than five percent of the common stock of such issuer.  It is expected that the underlying securities are currently “regularly traded on an established securities market” although no assurances can be made that the securities will continue to be so traded.

A non-U.S. receipt holder described in the first bullet point above will be subject to U.S. federal income tax with respect to such gain at a rate of 30% (or lower applicable treaty rate), which gain may be offset by certain losses.  A non-U.S. receipt holder described in the second or third bullet points above will be subject to U.S. federal income tax with respect to such gain on a net income basis at the applicable graduated individual or corporate rates (and, in the case of a corporate non-U.S. receipt holder, may also be subject to a 30% branch profits tax, subject to reduction by an applicable income tax treaty).

Backup withholding and information reporting

Information returns will be filed with the IRS in connection with dividend payments made with respect to the underlying securities, or the proceeds of the sale or other disposition of the Semiconductor HOLDRS (or the underlying securities).  If you are a U.S. receipt holder, you will be subject to U.S. backup withholding tax at the applicable rate on these payments unless you are an exempt holder (such as a corporation or tax exempt entity) or provide your taxpayer identification number to the paying agent and comply with certain certification procedures.  If you are a non-U.S. receipt holder, you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid the information reporting and backup withholding tax requirements.  However, payments of dividends to non-U.S. receipt holders will be reported to the IRS even if such payments are not otherwise subject to the information reporting requirements.

The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the IRS on a timely basis.

The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a non-U.S. receipt holder’s or an issuer’s particular facts and circumstances.  We recommend that investors consult their own tax advisors.

ERISA CONSIDERATIONS

Any plan fiduciary which proposes to have a plan acquire Semiconductor HOLDRS should consult with its counsel with respect to the potential applicability of the prohibited transaction provisions of ERISA and the Internal Revenue Code to this investment, and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied.  Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Semiconductor HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio.

PLAN OF DISTRIBUTION

In accordance with the depositary trust agreement, the trust issued Semiconductor HOLDRS to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated has deposited the underlying securities to receive Semiconductor HOLDRS.  The trust delivered the initial distribution of Semiconductor HOLDRS against deposit of the underlying securities in New York, New York on approximately February 11, 2001.

Investors who purchase Semiconductor HOLDRS through a fee-based brokerage account will pay fees charged by the brokerage account.  We recommend that investors review the terms of their brokerage accounts for details on applicable charges.

Merrill Lynch, Pierce, Fenner & Smith Incorporated has from time to time provided investment banking and other financial services to some of the issuers of the underlying securities and expects in the future to provide these services, for which they have received and will receive customary fees and commissions.  Merrill Lynch, Pierce, Fenner & Smith Incorporated also may have served as counterparty in other transactions with some of the issuers of the underlying securities.

Merrill Lynch, Pierce, Fenner & Smith Incorporated has used and may continue to use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Semiconductor HOLDRS.  Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in these transactions.  Market-making sales will be made at prices related to prevailing market prices at the time of sale.

Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against some civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Semiconductor HOLDRS.  Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to these liabilities.

LEGAL MATTERS

Legal matters, including the validity of the Semiconductor HOLDRS, were passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter in connection with the initial offering of Semiconductor HOLDRS, by Shearman & Sterling LLP, New York, New York.  Shearman & Sterling LLP, as special U.S. tax counsel to the trust, also rendered an opinion regarding the material U.S. federal income tax consequences relating to the Semiconductor HOLDRS.

WHERE YOU CAN FIND MORE INFORMATION

Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Semiconductor HOLDRS.  While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement.  You should consider reviewing the full text of those exhibits.

The registration statement is available over the Internet at the SEC’s Web site at http://www.sec.gov.  You also may read and copy the registration statement at the SEC’s public reference rooms at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges.  Merrill Lynch, Pierce, Fenner & Smith Incorporated will not file any reports pursuant to the Exchange Act.  The trust will file modified reports pursuant to the Exchange Act.

Since the securities of the issuers of the underlying securities are registered under the Exchange Act, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC.

For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC’s public reference facilities or accessed through the SEC’s Web site referenced above.  However, some of the issuers of the underlying securities may be considered foreign issuers.  The requirements for filing periodic financial and other information for foreign issuers differ from that of domestic issuers.  In particular, foreign issuers are not required to file quarterly reports with the SEC and are not required to file periodic financial and other information on EDGAR.  Therefore, this information may not be accessible through the SEC’s Web site.  Information regarding the issuers of the underlying securities may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

The trust and Merrill Lynch, Pierce, Fenner & Smith Incorporated, A.G. Edwards & Sons, Inc. and their affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Semiconductor HOLDRS.  This prospectus relates only to Semiconductor HOLDRS and does not relate to the other securities of the issuers of the underlying securities.  The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph.  We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Semiconductor HOLDRS.  We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete.  Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the securities of the issuers of the underlying securities, and therefore the offering and trading prices of the Semiconductor HOLDRS have been publicly disclosed.

ANNEX A

This annex forms an integral part of the prospectus.

The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary U.S. trading market, of each of the underlying securities in each month during 2005, 2006, 2007, 2008 and 2009, through to March 31, 2010.  The historical prices of the underlying securities should not be taken as an indication of future performance.

ADVANCED MICRO DEVICES, INC. (AMD)

Advanced Micro Devices, Inc., a semiconductor company, provides processing solutions for the computing, graphics, and consumer electronics markets in the United States, Canada, Europe, and Asia.  It offers microprocessor products, including servers and workstation microprocessors, notebook microprocessors, and desktop microprocessors; embedded processor products; chipset products, including IGP and discrete chipsets; and graphics products, such as 3D graphics, and video and multimedia products for use in desktop and notebook personal computers, including home media personal computers, professional workstations, and servers, as well as technology for game consoles.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	15.80	January	41.80	January	15.55	January	7.59	January	2.19	January	7.46
February	17.45	February	38.67	February	15.07	February	7.21	February	2.18	February	7.91
March	16.12	March	33.16	March	13.06	March	5.89	March	3.05	March	9.27
April	14.23	April	32.35	April	13.82	April	5.96	April	3.61
May	16.40	May	30.89	May	14.27	May	6.88	May	4.54
June	17.34	June	24.42	June	14.30	June	5.83	June	3.87
July	20.08	July	19.39	July	13.54	July	4.21	July	3.66
August	20.77	August	24.99	August	13.00	August	6.29	August	4.36
September	25.20	September	24.85	September	13.20	September	5.25	September	5.66
October	23.22	October	21.27	October	13.08	October	3.50	October	4.60
November	26.18	November	21.57	November	9.76	November	2.36	November	7.01
December	30.60	December	20.35	December	7.50	December	2.16	December	9.68

ALTERA CORPORATION (ALTR)

Altera Corporation designs, manufactures, and markets programmable logic devices, HardCopy application-specific integrated circuit devices, pre-defined design building blocks, and associated development tools.  Its PLDs consist of field-programmable gate arrays (FPGA) and complex programmable logic devices (CPLD), which are semiconductor integrated circuits manufactured as standard chips that can be programmed to perform logic functions in electronic systems; and HardCopy structured application-specific integrated circuit devices that enable customers to transition from a high-density FPGA to a low-cost non-programmable implementation of design for volume production.  The company’s products primarily include Stratix III and Stratix IV high-end, system-level FPGAs; Cyclone II and Cyclone III low-cost, high-volume FPGAs; Arria GX low-cost, transceiver-equipped FPGAs; MAX non-volatile CPLDs for use used in glue logic functions; and HardCopy and HardCopy II structured application-specific integrated circuit devices.  It also offers intellectual property cores that are pre-verified building blocks that execute standard system-level functions in their programmable logic devices design; and development tools consisting primarily of the Quartus II software design entry, design compilation, design verification, and device programming.  Altera Corporation serves customers primarily in the communications, computer and storage, industrial, and consumer sectors.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	19.20	January	19.31	January	20.05	January	16.89	January	15.38	January	21.32
February	20.74	February	20.04	February	21.11	February	17.11	February	15.33	February	24.43
March	19.78	March	20.64	March	19.99	March	18.43	March	17.55	March	24.30
April	20.73	April	21.84	April	22.54	April	21.28	April	16.31
May	22.18	May	19.56	May	22.81	May	23.14	May	17.02
June	19.80	June	17.55	June	22.13	June	20.70	June	16.29
July	21.87	July	17.31	July	23.20	July	21.93	July	18.69
August	21.88	August	20.23	August	23.81	August	22.64	August	19.21
September	19.11	September	18.38	September	24.08	September	20.68	September	20.51
October	16.66	October	18.44	October	19.62	October	17.35	October	19.79
November	18.26	November	19.89	November	18.78	November	14.71	November	21.03
December	18.53	December	19.68	December	19.32	December	16.71	December	22.63

AMKOR TECHNOLOGY, INC.  (AMKR)

Amkor Technology, Inc. operates as a subcontractor of semiconductor packaging and test services in the United States and internationally.  It provides packaging solutions, including leadframe and laminate packages using wire bond and flip chip formats.  The company offers flip chip and wafer level packages in which the semiconductor die is connected directly to the package substrate or system board; three dimensional package-on-package and stacked chip scale packages in which the individual chips or individual packages are stacked vertically to provide integration of logic and memory; advanced leadframe packages, which are thinner and smaller packages; multi-chip or system-in-package modules used in mobile phones and other handheld end-products; and packages for micro-electromechanical system devices that are used in automotive, industrial, and consumer electronics markets.  It also provides a line of advanced probe and final test services for analog, digital, logic, mixed signal, and radio frequency semiconductor devices.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	4.43	January	5.63	January	10.53	January	7.64	January	2.32	January	5.69
February	4.37	February	8.88	February	11.53	February	11.71	February	1.71	February	6.02
March	3.86	March	8.64	March	12.48	March	10.70	March	2.69	March	7.08
April	3.23	April	12.09	April	13.99	April	9.55	April	4.31
May	3.56	May	9.51	May	14.22	May	10.66	May	4.53
June	4.53	June	9.46	June	15.75	June	10.41	June	4.72
July	4.66	July	6.18	July	12.36	July	8.76	July	6.26
August	5.10	August	5.67	August	11.52	August	7.51	August	5.54
September	4.36	September	5.15	September	11.52	September	6.37	September	6.88
October	5.28	October	6.91	October	11.33	October	4.06	October	5.51
November	6.20	November	10.23	November	8.24	November	2.20	November	5.55
December	5.60	December	9.34	December	8.53	December	2.18	December	7.16

ANALOG DEVICES, INC.  (ADI)

Analog Devices, Inc. engages in the design, manufacture, and marketing of analog, mixed-signal, and digital signal processing integrated circuits used in industrial, communication, computer, and consumer applications.  The company’s products convert real-world phenomena, such as light, sound, temperature, motion, and pressure into electrical signals.  Its products are used in a range of electronic equipment, including industrial process controls, factory automation systems, instrumentation products, energy management systems, defense electronics, automobiles, medical imaging equipment, portable wireless communication devices, cellular base stations, central office networking equipment, computers, digital cameras, and digital televisions.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	35.89	January	39.77	January	32.75	January	28.36	January	19.98	January	26.96
February	36.72	February	38.14	February	36.31	February	26.92	February	18.64	February	29.24
March	36.14	March	38.29	March	34.49	March	29.52	March	19.27	March	28.82
April	34.11	April	37.92	April	38.62	April	32.21	April	21.28
May	37.08	May	33.73	May	36.21	May	35.11	May	24.41
June	37.31	June	32.14	June	37.64	June	31.77	June	24.78
July	39.20	July	32.33	July	35.45	July	30.51	July	27.37
August	36.45	August	30.64	August	36.88	August	27.96	August	28.25
September	37.14	September	29.39	September	36.16	September	26.35	September	27.58
October	34.78	October	31.82	October	33.46	October	21.36	October	25.63
November	37.92	November	32.52	November	30.78	November	17.10	November	29.99
December	35.87	December	32.87	December	31.70	December	19.02	December	31.58

APPLIED MATERIALS, INC.  (AMAT)

Applied Materials, Inc. provides nanomanufacturing technology solutions for the semiconductor, flat panel display, solar, and related industries worldwide.  Its Silicon segment provides a range of manufacturing equipment used to fabricate semiconductor chips or integrated circuits.  It offers systems that perform primary processes used in chip fabrication, including atomic layer deposition, chemical vapor deposition, physical vapor deposition, etch, rapid thermal processing, chemical mechanical planarization, and wafer metrology and inspection, as well as systems that etch, measure, and inspect circuit patterns on masks used in the photolithography process.  The company’s Applied Global Services segment offers products and services designed to improve the performance and productivity, and reduce the environmental impact of the fab operations of semiconductor, LCD, and solar photovoltaics manufacturers.  Its Display segment provides equipment to fabricate thin film transistor LCDs for televisions, computer displays, and other consumer-oriented electronic applications.  The company’s Energy and Environmental Solutions segment offers manufacturing solutions for the generation and conservation of energy.  It also provides manufacturing solutions for wafer-based crystalline silicon, and glass-based thin film applications to enable customers to increase the conversion efficiency and yields of solar PV devices.  In addition, this segment offers roll-to-roll vacuum Web coating systems for deposition of a range of films on flexible substrates for functional, aesthetic, or optical properties, as well as large-area deposition equipment for the production of low-emissivity and solar control architectural glass.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	15.90	January	19.05	January	17.73	January	17.92	January	9.37	January	12.18
February	17.45	February	18.32	February	18.57	February	19.17	February	9.21	February	12.24
March	16.25	March	17.51	March	18.32	March	19.51	March	10.75	March	13.47
April	14.87	April	17.95	April	19.22	April	18.66	April	12.21
May	16.42	May	16.91	May	19.10	May	19.81	May	11.26
June	16.18	June	16.28	June	19.87	June	19.09	June	11.01
July	18.48	July	15.76	July	22.04	July	17.32	July	13.80
August	18.32	August	16.90	August	21.36	August	17.92	August	13.18
September	16.96	September	17.73	September	20.70	September	15.13	September	13.38
October	16.36	October	17.39	October	19.42	October	12.91	October	12.20
November	18.11	November	18.01	November	18.83	November	9.58	November	12.31
December	17.94	December	18.45	December	17.76	December	10.13	December	13.94

ATMEL CORPORATION (ATML)

Atmel Corporation engages in the design and manufacture of microcontrollers, advanced logic, mixed-signal, nonvolatile memory, and radio frequency (RF) components.  It provides the electronics industry with complete microcontroller based system solutions focused on consumer, industrial, security, communications, computing, and automotive markets.  The company’s products include single-chip touch solutions for integrated, small footprint designs; 8-bit and 32-bit AVR platforms, embedded ARM-based products, and 8051 8-bit based industry standard microcontroller products; ICs for AC and DC motor control, temperature control, and illumination control; contactless RFID products and reader chips for a complete RFID system; security and smart card ICs; and analog companion ICs.  It also offers GPS based ICs; cellular/infrastructure and corded/cordless phone ICs; ICs for various RF applications and wireless devices; serial and parallel electrically erasable programmable read-only memory (EEPROM) and flash memory products; EEPROMs; automotive radio frequency solutions; ASICs for the military and avionics; EPLD military devices; and programmable logic products.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	3.06	January	3.95	January	5.98	January	3.16	January	3.34	January	4.64
February	3.15	February	4.55	February	5.54	February	3.25	February	3.57	February	4.51
March	2.95	March	4.72	March	5.03	March	3.48	March	3.63	March	5.04
April	2.31	April	5.24	April	5.32	April	3.72	April	3.84
May	3.00	May	4.80	May	5.59	May	4.47	May	3.81
June	2.36	June	5.55	June	5.56	June	3.48	June	3.73
July	2.34	July	4.79	July	5.39	July	3.53	July	4.17
August	2.06	August	5.78	August	5.30	August	4.19	August	4.13
September	2.06	September	6.04	September	5.16	September	3.39	September	4.19
October	2.44	October	5.75	October	4.89	October	4.15	October	3.72
November	3.35	November	5.05	November	4.39	November	2.80	November	3.97
December	3.09	December	6.05	December	4.32	December	3.13	December	4.61

BROADCOM CORPORATION (BRCM)

Broadcom Corporation designs, develops, and supplies semiconductors for wired and wireless communications.  It provides a portfolio of system-on-a-chip and software solutions, which enable the delivery of voice, video, data, and multimedia content to mobile devices; consumer electronics devices in the home; and business networking products for the workplace, data centers, service providers, and carriers.  The company serves the manufacturers of computing and networking equipment, consumer electronics and broadband access products, and mobile devices.  Its broadband communications products include solutions for digital cables, satellite and Internet protocol (IP) set-top boxes, and media servers; cable and digital subscriber line modems and residential gateways; high definition televisions; high definition Blu-ray Disc players; and digital video recorders.  The company’s mobile and wireless products comprise integrating solutions in applications for wireless and personal area networking; cellular communications; personal navigation and global positioning; processing multimedia content in smart phones; and for managing the power in mobile devices.  Broadcom Corporation’s enterprise networking products consist of Ethernet transceivers, controllers, switches, broadband network and security processors, and server chipsets.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	21.22	January	45.47	January	31.92	January	22.08	January	15.85	January	26.72
February	21.50	February	45.10	February	34.09	February	18.91	February	16.45	February	31.32
March	19.95	March	43.16	March	32.07	March	19.27	March	19.98	March	33.20
April	19.93	April	41.11	April	32.55	April	25.96	April	23.19
May	23.69	May	33.79	May	30.56	May	28.69	May	25.48
June	23.69	June	30.33	June	29.25	June	27.29	June	24.79
July	28.51	July	23.96	July	32.81	July	24.29	July	28.23
August	29.00	August	29.39	August	34.50	August	24.06	August	28.45
September	31.28	September	30.34	September	36.44	September	18.63	September	30.69
October	28.28	October	30.27	October	32.55	October	17.08	October	26.61
November	31.01	November	32.83	November	26.74	November	15.31	November	29.20
December	31.43	December	32.31	December	26.14	December	16.97	December	31.47

INTEL CORPORATION (INTC)

Intel Corporation designs, manufactures, and sells integrated circuits for computing and communications industries worldwide.  It offers microprocessor products used in desktops, nettops, workstations, servers, embedded products, communications products, notebooks, netbooks, mobile Internet devices, and consumer electronics, as well as in embedded designs, such as industrial equipment, point-of-sale systems, panel PCs, automotive information/entertainment systems, and medical equipment.  The company also provides chipset products that send data between the microprocessor and input, display, and storage devices, such as keyboard, mouse, monitor, hard drive, and CD or DVD drives; motherboards that has connectors for attaching devices to the bus, and contains the CPU, chipset, memory, and other components used in the desktop, workstation, and server platforms; wired and wireless connectivity products, including network adapters and embedded wireless cards used to translate and transmit data across networks; NAND flash memory products primarily used in digital audio players, memory cards, and system-level applications, such as solid-state drives; communications infrastructure products, including network processors and communications boards; and network and server storage products, as well as software products and services that enable and advance the computing ecosystem.  In addition, it offers platforms that include a microprocessor, chipset, and enabling software to incorporate various components and technologies.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	22.45	January	21.26	January	20.96	January	21.10	January	12.90	January	19.40
February	23.99	February	20.60	February	19.86	February	19.97	February	12.74	February	20.53
March	23.23	March	19.46	March	19.13	March	21.18	March	15.03	March	22.29
April	23.52	April	19.98	April	21.50	April	22.26	April	15.78
May	26.96	May	18.02	May	22.18	May	23.18	May	15.72
June	26.02	June	19.00	June	23.74	June	21.48	June	16.55
July	27.14	July	18.00	July	23.62	July	22.19	July	19.25
August	25.72	August	19.57	August	25.75	August	22.87	August	20.32
September	24.65	September	20.57	September	25.86	September	18.73	September	19.57
October	23.50	October	21.34	October	26.90	October	16.03	October	19.11
November	26.68	November	21.40	November	26.08	November	13.80	November	19.20
December	24.96	December	20.25	December	26.66	December	14.66	December	20.40

KLA-TENCOR CORPORATION (KLAC)

KLA-Tencor Corporation provides process control and yield management solutions for the semiconductor manufacturing and related microelectronics industries.  It offers equipment comprising patterned and unpatterned wafer inspection, defect review, and classification; reticle defect inspection; packaging and interconnect inspection; critical dimension metrology; pattern overlay metrology; film thickness, surface topography, and composition measurement; measurement of in-chamber process conditions, wafer shape, and stress metrology; computational lithography tools; and yield and fab-wide data management and analysis solutions.  The company also provides products that serve the LED, data storage, solar, and other industries; and semiconductor mask and wafer inspection and metrology systems.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	46.25	January	51.98	January	49.25	January	41.78	January	20.04	January	28.20
February	49.41	February	52.23	February	51.74	February	42.01	February	17.25	February	29.13
March	46.01	March	48.36	March	53.32	March	37.10	March	20.00	March	30.93
April	38.95	April	48.16	April	55.55	April	43.68	April	27.74
May	45.41	May	41.04	May	54.98	May	46.12	May	27.00
June	43.68	June	41.57	June	54.95	June	40.71	June	25.25
July	51.70	July	42.19	July	56.79	July	37.59	July	31.88
August	50.71	August	43.91	August	57.47	August	37.06	August	31.20
September	48.76	September	44.47	September	55.78	September	31.65	September	35.86
October	46.30	October	49.17	October	52.65	October	23.25	October	32.51
November	51.19	November	51.67	November	48.08	November	18.81	November	31.24
December	49.33	December	49.75	December	48.16	December	21.79	December	36.16

LINEAR TECHNOLOGY CORPORATION (LLTC)

Linear Technology Corporation, together with its subsidiaries, engages in the design, manufacture, and marketing of linear integrated circuits worldwide.  Its products include amplifiers, comparators, voltage references and regulators, monolithic filters, linear regulators, DC-DC converters, battery chargers, data converters, communications interface circuits, RF signal conditioning circuits, power over Ethernet controllers, DC/DC µModule power systems, and signal chain modules, as well as other products, such as buffers, battery monitors, motor controllers, hot swap circuits, and sample-and-hold devices and drivers that are used to limit and/or manipulate signals.  The company’s products are used in various applications, including telecommunications, cellular telephones, networking products, notebook and desktop computers, computer peripherals, video/multimedia, industrial instrumentation, security monitoring devices, complex medical devices, automotive electronics, factory automation, process control, military, space and other harsh environment systems, and high-end consumer products, such as digital cameras and global positioning systems.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	37.74	January	37.21	January	30.95	January	27.67	January	23.42	January	26.10
February	39.06	February	36.86	February	33.19	February	27.71	February	21.80	February	27.17
March	38.31	March	35.08	March	31.59	March	30.69	March	22.98	March	28.25
April	35.75	April	35.50	April	37.42	April	34.96	April	21.78
May	37.50	May	33.75	May	35.89	May	36.77	May	23.38
June	36.69	June	33.49	June	36.18	June	32.57	June	23.35
July	38.86	July	32.35	July	35.65	July	31.05	July	26.87
August	37.93	August	34.01	August	33.99	August	32.64	August	26.57
September	37.59	September	31.12	September	34.99	September	30.66	September	27.63
October	33.21	October	31.12	October	33.02	October	22.68	October	25.88
November	37.31	November	32.14	November	30.46	November	19.95	November	26.97
December	36.07	December	30.32	December	31.83	December	22.12	December	30.56

LSI CORPORATION (LSI)

LSI Corporation engages in the design, development, and marketing of semiconductors and storage systems.  Its Semiconductor segment offers integrated circuits for hard disk and tape drive solutions, including systems-on-a-chip, read channels, pre-amplifiers, serial physical interfaces, and hard disk controllers, as well as custom firmware; and magnetic and optical disk drives, and disk and tape-based storage systems.  This segment’s hard disk and tape drive electronics are used to store and retrieve data in personal computers, corporate network servers, archive/back-up devices, and consumer electronics products, such as digital video recorders, game consoles, and digital media players.  It also offers networking solutions that include chips, such as network processors, digital signal processors, content-inspection processors, traffic shaping devices, and physical layer devices, as well as software, evaluation systems, and reference designs to homes, businesses, and mobile users over IP networks.  The Storage Systems segment provides a line of open, modular storage products that comprises complete systems and sub-assemblies, such as storage controller modules, disk drive enclosure modules, related management software, and data protection software for creating local and remote copies of critical data.  Its products and solutions are used in various open operating systems, such as Windows, UNIX and UNIX variants, and Linux environments.  This segment’s products serve Internet-based applications, such as online transaction processing and e-commerce, data warehousing, video editing and post-production, and computing.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	6.11	January	9.15	January	9.40	January	5.21	January	3.18	January	4.99
February	6.38	February	9.75	February	10.16	February	5.04	February	2.90	February	5.39
March	5.59	March	11.56	March	10.44	March	4.95	March	3.04	March	6.12
April	5.36	April	10.65	April	8.50	April	6.20	April	3.84
May	7.36	May	9.73	May	8.68	May	7.27	May	4.47
June	8.49	June	8.95	June	7.51	June	6.14	June	4.56
July	9.76	July	8.20	July	7.20	July	6.94	July	5.18
August	9.64	August	8.05	August	6.89	August	6.65	August	5.21
September	9.85	September	8.22	September	7.42	September	5.36	September	5.49
October	8.11	October	10.05	October	6.60	October	3.85	October	5.12
November	8.21	November	10.66	November	5.55	November	2.68	November	5.29
December	8.00	December	9.00	December	5.31	December	3.29	December	6.01

MICRON TECHNOLOGY, INC.  (MU)

Micron Technology, Inc., together with its subsidiaries, engages in the manufacture and marketing of semiconductor devices worldwide.  Its products include dynamic random access memory (DRAM) products that provide data storage and retrieval, which include DDR, DDR2, DDR3, and other specialty DRAM memory products, such as SDRAM, mobile DRAM, pseudo-static RAM, and reduced latency DRAM.  The company also offers NAND flash memory products, which are electrically re-writeable and non-volatile semiconductor devices that retain content when power is turned off.  Micron Technology’s products are used in a range of electronic applications, including personal computers, workstations, network servers, mobile phones, flash memory cards, USB storage devices, digital still cameras, MP3/4 players, and in automotive applications.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	10.41	January	14.68	January	12.95	January	6.99	January	3.72	January	8.72
February	11.50	February	15.51	February	11.86	February	7.52	February	3.22	February	9.06
March	10.34	March	14.72	March	12.08	March	5.97	March	4.06	March	10.37
April	9.71	April	16.97	April	11.47	April	7.72	April	4.88
May	10.98	May	16.56	May	12.18	May	8.07	May	5.06
June	10.21	June	15.06	June	12.53	June	6.00	June	5.06
July	11.88	July	15.59	July	11.87	July	4.83	July	6.39
August	11.91	August	17.28	August	11.45	August	4.24	August	7.37
September	13.30	September	17.40	September	11.10	September	4.05	September	8.20
October	12.99	October	14.45	October	10.51	October	4.71	October	6.79
November	14.26	November	14.60	November	8.32	November	2.74	November	7.52
December	13.31	December	13.96	December	7.25	December	2.64	December	10.56

NATIONAL SEMICONDUCTOR CORPORATION (NSM)

National Semiconductor Corporation designs, develops, manufactures, and markets analog and mixed-signal integrated circuits and sub-systems.  Its product portfolio includes power management circuits, audio and operational amplifiers, analog-to-digital or digital-to-analog converters, communication interface circuits, lighting and display circuits, adaptive voltage scaling circuits, and radio frequency integrated circuits, as well as power references, regulators, and switches.  The company’s products are used in a range of markets and applications, such as factory and office automation, wireless base stations, network infrastructure, photovoltaic systems, industrial and sensing, consumer, automotive, wireless handsets and other portable system, LED lighting, renewable energy, portable medical, and communications infrastructure.  It offers PowerWise family of products, which enable systems that consume less power, extend battery life, and generate less heat; and SolarMagic power optimizer, which uses power management and analog technology to provide a system level solution, as well as increases the effectiveness of solar panels under variable light conditions.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	16.93	January	28.21	January	23.13	January	18.40	January	10.14	January	13.26
February	19.95	February	28.05	February	25.63	February	16.47	February	10.90	February	14.48
March	20.61	March	27.84	March	24.14	March	18.32	March	10.27	March	14.46
April	19.08	April	29.98	April	26.30	April	20.39	April	12.37
May	20.12	May	25.68	May	26.92	May	21.05	May	13.88
June	22.03	June	23.85	June	28.27	June	20.54	June	12.55
July	24.71	July	23.26	July	25.99	July	20.95	July	15.06
August	24.93	August	24.29	August	26.32	August	21.43	August	15.17
September	26.20	September	23.53	September	27.12	September	17.21	September	14.27
October	22.63	October	24.29	October	25.14	October	13.17	October	12.94
November	25.88	November	24.19	November	22.86	November	11.00	November	14.60
December	25.98	December	22.70	December	22.64	December	10.07	December	15.36

NOVELLUS SYSTEMS, INC.  (NVLS)

Novellus Systems, Inc. develops, manufactures, sells, and supports equipment used in the fabrication of integrated circuits or semiconductors.  It operates in two groups, Semiconductor Group and Industrial Applications Group.  The Semiconductor Group manufactures and supplies thin film deposition, surface preparation, and chemical mechanical planarization systems used in the fabrication of integrated circuits.  Its products include deposition systems used in chemical vapor deposition (CVD), physical vapor deposition (PVD), and electrochemical deposition (ECD) processes to form the interconnects in an integrated circuit; and high-density plasma CVD and plasma-enhanced CVD systems employed in chemical plasma to deposit dielectric material within the gaps formed by the etching of aluminum, or as a blanket film which can be etched with patterns for depositing conductive materials into the etched dielectric.  The Semiconductor Group also offers CVD tungsten systems that are used to deposit small tungsten conductive lines or plugs between layers of metal; and PVD systems, which deposit conductive aluminum and copper metal layers by sputtering metal atoms from the surface of a target source, as well as offers Electrofill ECD systems that deposit copper to form the conductive wiring on integrated circuits using copper interconnects.  Industrial Applications Group develops, manufactures, sells, and supports grinding, lapping, and polishing equipment for various industrial applications.  It serves manufacturers in automotive, aircraft, and electronic products, parts, and components sectors; glass and ceramics industries; and manufacturers of pumps, transmissions, compressors, and bearings.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	26.15	January	28.35	January	30.83	January	23.76	January	13.79	January	20.90
February	29.54	February	26.73	February	32.20	February	22.08	February	12.75	February	22.12
March	26.73	March	24.00	March	32.02	March	21.05	March	16.63	March	24.99
April	23.43	April	24.70	April	32.37	April	21.86	April	18.06
May	26.69	May	23.16	May	30.69	May	23.89	May	17.93
June	24.71	June	24.70	June	28.37	June	21.19	June	16.70
July	28.85	July	25.28	July	28.52	July	20.37	July	19.57
August	26.81	August	27.92	August	27.37	August	22.67	August	19.16
September	25.08	September	27.66	September	27.26	September	19.64	September	20.98
October	21.86	October	27.65	October	28.41	October	15.80	October	20.58
November	24.67	November	31.22	November	26.01	November	12.39	November	20.69
December	24.12	December	34.42	December	27.57	December	12.34	December	23.34

SANDISK CORPORATION (SNDK)

SanDisk Corporation designs, develops, manufactures, and markets NAND-based flash storage card products that are used in various consumer electronics products.  Flash storage technology allows data to be stored in a compact format that retains the data after the power has been turned off.  The company offers removable data storage solutions, universal serial bus flash drives, embedded flash memory drive solutions for data and code storage, flash-based digital media players, and MP3 players.  Its products are used in various consumer electronics devices, such as digital cameras, mobile phones, gaming devices, laptop computers, other portable devices, and digital audio and video players, as well as in personal computing and network servers.  The company also provides embedded flash storage products that are used in various systems for the enterprise, industrial, military, and other markets.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	24.70	January	67.36	January	40.18	January	25.45	January	11.43	January	25.42
February	26.88	February	60.34	February	36.42	February	23.55	February	8.91	February	29.15
March	27.80	March	57.52	March	43.80	March	22.57	March	12.65	March	34.63
April	23.70	April	63.83	April	43.45	April	27.09	April	15.72
May	25.97	May	56.27	May	43.55	May	28.31	May	15.66
June	23.73	June	50.98	June	48.94	June	18.70	June	14.70
July	33.82	July	46.66	July	53.63	July	14.10	July	17.82
August	38.83	August	58.87	August	56.06	August	14.46	August	17.70
September	48.24	September	53.54	September	55.10	September	19.55	September	21.70
October	58.88	October	48.10	October	44.40	October	8.89	October	20.48
November	51.06	November	44.40	November	37.44	November	8.00	November	19.72
December	62.82	December	43.03	December	33.17	December	9.60	December	28.99

TERADYNE, INC.  (TER)

Teradyne, Inc., together with its subsidiaries, provides automatic test equipment products and services worldwide.  The company operates in two segments, Semiconductor Test and Systems Test Group.  The Semiconductor Test segment engages in the design, manufacture, and marketing of semiconductor test products and services.  Its test systems are used for wafer level and device package testing.  These chips are used in automotive, communications, consumer, computer, and electronic game applications.  This segment provides its products to integrated device manufacturers that integrate the fabrication of silicon wafers into their business, Fabless companies that outsource the manufacturing of silicon wafers, Foundries that cater to the processing and manufacturing of silicon wafers, and outsourced semiconductor assembly and test companies that provide test and assembly services for the final packaged devices to both Fabless companies and integrated device manufacturers.  It also provides Magnum test platform that tests memory devices, such as flash memory and dynamic random access memory, which are used in electronic products, as well as offers ETS platform for use by semiconductor manufacturers and assembly and test subcontractors in the low pin count analog/mixed signal discrete markets.  The Systems Test Group segment involves in the design, manufacture, and marketing of circuit-board test and inspection, military/aerospace instrumentation test, and automotive diagnostic and test products and services.  This segment markets its products to the electronics manufacturers of cell phones, servers, computers, Internet switches, automobiles, and military avionics systems.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	14.03	January	17.42	January	14.90	January	10.99	January	4.81	January	9.34
February	15.42	February	16.79	February	16.11	February	11.99	February	4.13	February	9.99
March	14.60	March	15.51	March	16.54	March	12.42	March	4.38	March	11.17
April	11.02	April	16.86	April	17.45	April	13.29	April	5.94
May	13.01	May	15.57	May	17.02	May	13.74	May	7.15
June	11.97	June	13.93	June	17.58	June	11.07	June	6.86
July	15.53	July	13.14	July	15.69	July	9.37	July	7.88
August	16.80	August	14.04	August	14.89	August	9.33	August	8.25
September	16.50	September	13.16	September	13.80	September	7.81	September	9.25
October	13.54	October	14.02	October	12.34	October	5.10	October	8.37
November	14.63	November	14.90	November	10.89	November	3.79	November	8.86
December	14.57	December	14.96	December	10.34	December	4.22	December	10.73

TEXAS INSTRUMENTS INCORPORATED  (TXN)

Texas Instruments Incorporated engages in the design and sale of semiconductors to electronics designers and manufacturers worldwide.  It operates in four segments:  Analog, Embedded Processing, Wireless, and Other.  The Analog segment offers high-performance analog products comprising standard analog semiconductors, such as amplifiers, data converters, low-power radio frequency devices, and interface and power management semiconductors; and high-volume analog, and standard linear and logic products.  The Embedded Processing segment includes DSPs that perform mathematical computations instantaneously to process and improve digital data; and microcontrollers, which are designed to control a set of specific tasks for electronic equipment.  The Wireless segment primarily focuses on applications processors.  The Other segment offers smaller semiconductor products, which include DLP products that are used to create high-definition images for business and home theater projectors, televisions, and movie projectors; reduced-instruction set computing microprocessors; and application-specific integrated circuits.  This segment also provides handheld graphing and scientific calculators, as well as licenses technologies to other electronics companies.  Texas Instruments Incorporated serves communications, computing, industrial, consumer electronics, automotive, and education sectors.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	23.21	January	29.23	January	31.19	January	30.95	January	14.95	January	22.50
February	26.47	February	29.85	February	30.96	February	29.96	February	14.35	February	24.38
March	25.49	March	32.47	March	30.10	March	28.27	March	16.51	March	24.47
April	24.96	April	34.71	April	34.37	April	29.16	April	18.06
May	27.64	May	31.23	May	35.36	May	32.48	May	19.40
June	28.07	June	30.29	June	37.63	June	28.16	June	21.30
July	31.76	July	29.78	July	35.19	July	24.38	July	24.05
August	32.68	August	32.59	August	34.24	August	24.51	August	24.59
September	33.90	September	33.25	September	36.59	September	21.50	September	23.69
October	28.55	October	30.18	October	32.60	October	19.56	October	23.45
November	32.48	November	29.55	November	31.57	November	15.57	November	25.29
December	32.07	December	28.80	December	33.40	December	15.52	December	26.06

XILINX, INC.  (XLNX)

Xilinx, Inc. engages in the design, development, and marketing of programmable logic solutions.  It offers advanced integrated circuits in the form of programmable logic devices (PLDs); software design tools to program the PLDs; predefined system functions as intellectual property cores; design services; customer training; and field engineering and technical support solutions.  The PLDs include field programmable gate arrays and complex programmable logic devices, which customers program to perform desired logic functions.  The company provides its solutions for electronic equipment manufacturers in end markets, such as wired and wireless communications, industrial, scientific and medical, aerospace and defense, audio, video and broadcast, consumer, automotive, and data processing.  It also offers targeted design platforms comprising reference designs, target boards, application software, design tools, intellectual property, and silicon; Xilinx ISE, a design suite that enables designers to target area, performance, or power, as well as integrates with third-party electronic design automation software offerings and point-tool solutions.  In addition, the company provides intellectual property components to meet timing parameters, as well as domain-specific intellectual property; development boards, reference designs, kits, and configuration products; and an ecosystem of intellectual property, boards, tools, services, and support.  Further, it offers engineering and third-party alliance member services, such as training, full design creation, and implementation.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	29.19	January	28.16	January	24.30	January	21.87	January	16.85	January	23.58
February	30.20	February	27.28	February	25.62	February	22.36	February	17.68	February	25.83
March	29.23	March	25.46	March	25.73	March	23.75	March	19.16	March	25.50
April	26.94	April	27.67	April	29.48	April	24.77	April	20.44
May	27.77	May	26.00	May	28.48	May	27.20	May	20.74
June	25.50	June	22.65	June	26.77	June	25.25	June	20.46
July	28.35	July	20.31	July	25.00	July	24.83	July	21.69
August	28.08	August	22.87	August	25.57	August	25.98	August	22.24
September	27.85	September	21.95	September	26.14	September	23.45	September	23.42
October	23.95	October	25.51	October	24.40	October	18.42	October	21.75
November	26.44	November	26.82	November	21.90	November	16.36	November	22.64
December	25.21	December	23.81	December	21.87	December	17.82	December	25.06

1,000,000,000 Depositary Receipts

Semiconductor HOLDRSSM Trust

PROSPECTUS

April 15, 2010

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers.  In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 16.  Exhibits.

See Index to Exhibits.

Item 17.  Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(5)
For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 14 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 10 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on April 15, 2010.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	*
Name:	Sallie L. Krawcheck
Title:	Co-Chief Executive Officer
Executive Vice President and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 10 to the Registration Statement has been signed by the following persons in the capacities indicated below on April 15, 2010.

Signature		Title

*		Co-Chief Executive Officer, Executive Vice President and Director
Sallie L. Krawcheck		(Principal Executive Officer)

*		Co-Chief Executive Officer, Executive Vice President and Director
Thomas K. Montag		(Principal Executive Officer)

*		Chief Financial Officer and Senior Vice President
Robert Qutub		(Principal Financial Officer and Principal Accounting Officer)

*		Executive Vice President and Director
Bruce R. Thompson

*By:	/s/ Liam B. O’Neil	Attorney-in-Fact
Liam B. O’Neil

INDEX TO EXHIBITS

Exhibits

*4.1
Standard Terms for Depositary Trust Agreements between Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee dated as of September 2, 1999, and included as exhibits thereto, form of Depositary Trust Agreement and form of HOLDRS and Form of Amendment No. 2 to the Standard Terms for Depositary Trust Agreements, filed on April 13, 2000 as an exhibit to Amendment No. 1 to the registration statement filed on Form S-1 for Semiconductor HOLDRS.

*4.2
Amendment No. 2 to the Standard Terms for Depositary Trust Agreements, dated as of November 22, 2000, filed on November 28, 2000 as an exhibit to post-effective Amendment No. 1 to the registration statement filed on Form S-1 for Semiconductor HOLDRS.

*5.1
Opinion of Shearman & Sterling LLP regarding the validity of the Semiconductor HOLDRS Receipts, filed on April 13, 2000 as an exhibit to Amendment No. 1 to the registration statement filed on Form S-1 for Semiconductor HOLDRS.

*8.1
Opinion of Shearman & Sterling LLP, as special U.S. tax counsel regarding the material federal income tax consequences, filed on April 13, 2000 as an exhibit to Amendment No. 1 to the registration statement filed on Form S-1 for Semiconductor HOLDRS.

*24.1	Power of Attorney (included in Part II of Registration Statement), filed on March 27, 2000 as part of the registration statement filed on Form S-1 for Semiconductor HOLDRS.

*24.2	Power of Attorney of Dominic A. Carone, filed on November 28, 2000, as an exhibit to post-effective Amendment No. 1 to the registration statement filed on Form S-1 for Semiconductor HOLDRS.

*24.3	Power of Attorney of John J. Fosina, E. Stanley O’Neal, George A. Schieren, Thomas H. Patrick and Dominic A. Carone.

*24.4	Power of Attorney of James P. Gorman, Arshad R. Zakaria and Carlos M. Morales.

*24.5	Power of Attorney of Candace E. Browning, Gregory J. Fleming, Do Woo Kim and Joseph F. Regan.

*24.6	Power of Attorney of Robert J. McCann and Joseph F. Regan.

*24.7	Power of Attorney of Daniel C. Sontag.

*24.8	Power of Attorney of Thomas K. Montag.

24.9	Power of Attorney of Sallie L. Krawcheck, Thomas K. Montag, Robert Qutub and Bruce R. Thompson.

_________________
* Previously filed.